Exhibit 10.1

LEASE AGREEMENT

by and between

U.S. REIF 111 LOCKE DRIVE MASSACHUSETTS, LLC,

as Landlord

and

REPLIGEN CORPORATION,

as Tenant

With respect to the property known as

111 Locke Drive,

Marlborough, Massachusetts

Dated as of

February 6, 2018

Page i

	19.3	WAIVER OF REDEMPTION	17

	19.4	NOT EXCLUSIVE RIGHT	17

	19.5	EXPENSES	17

20.	LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT		17

21.	TENANT ESTOPPEL CERTIFICATE		18

22.	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT		18

23.	FINANCIAL STATEMENTS		19

24.	HOLDING OVER		19

25.	SURRENDER OF PREMISES		19

26.	REMOVAL OF TELECOM WIRES		20

	26.1	LANDLORD MAY RETAIN OR REMOVE TELECOM WIRES	20

	26.2	COMPLIANCE WITH LEGAL REQUIREMENTS	20

	26.3	CONDITION OF TELECOM WIRES	20

27.	BROKERS		20

28.	NOTICES		20

29.	MISCELLANEOUS		21

	29.1	AUTHORITY	21

	29.2	SUCCESSORS AND ASSIGNS	21

	29.3	WAIVERS	21

	29.4	WAIVER OF TRIAL BY JURY	21

	29.5	LIMITATION OF LANDLORD’S LIABILITIES	22

	29.6	TIME OF THE ESSENCE	22

	29.7	SEVERABILITY	22

	29.8	HEADINGS AND TERMS	22

	29.9	LEASE NOT BINDING UNTIL EXECUTED AND DELIVERED	22

	29.10	COUNTERPARTS	22

	29.11	AMENDMENT AND MODIFICATION	22

	29.12	GOVERNING LAW	22

	29.13	CROSS-DEFAULT	22

31.	RADON		25

32.	PARKING		25

	33.	SIGNAGE	25

	34.	INTENTIONALLY DELETED	25

35.	EXHIBITS AND ADDENDA		25

	EXHIBIT “A”		A-1

	PREMISES		A-1

	EXHIBIT “B”		B-1

	FIXED RENT		B-1

Page ii

EXHIBIT “C”	C-1

PROVISIONS REGARDING ADDITIONAL RENT	C-1

EXHIBIT “D”	D-1

FORM OF COMMENCEMENT DATE CERTIFICATE	D-1

EXHIBIT “E”	E-1

BUILDING RULES AND REGULATIONS	E-1

EXHIBIT “F”	F-1

EXTENSION OPTIONS	F-1

EXHIBIT “G”	G-1

RIGHT OF FIRST OFFER	G-1

EXHIBIT “H”	H-1

INTENTIONALLY DELETED	H-1

EXHIBIT “I”	I-1

WORK LETTER	I-1

Page iii

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into as of this 6th day of February, 2018 (the “Effective Date”) by and between U.S. REIF 111 Locke Drive Massachusetts, LLC, a Delaware limited liability company (“Landlord”), and Repligen Corporation, a Delaware corporation (“Tenant”).

Intending to be legally bound, Landlord and Tenant agree as set forth below.

1.    PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and subject to and with the benefit of the terms, covenants, conditions, agreements and provisions hereof, that certain approximately 63,761 rentable square feet (the “Premises”), all as shown on Exhibit “A” attached hereto and made part of hereof, in Building 111 (the “Building”) erected on certain land (the “Land”) located at 111 Locke Drive, Marlborough, Massachusetts and part of the complex known as the Locke Drive Technology Park (the “Park”) together with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, common passageways, stairways and vestibules, common chases and conduits, mechanical and utility rooms, hallways, elevators and common walkways, the common toilets and elevator lobby, the access roads, driveways, loading areas, pedestrian sidewalks, landscaped areas and trash enclosures and to pass over and park on that portion of land owned by Landlord and designated by Landlord for Tenant’s parking (collectively, the “Common Areas”). For purposes of this Lease, the Premises shall be deemed to be 63,761 rentable square feet and the Building shall be deemed to be 130,700 rentable square feet. The Premises and the Building have been measured in accordance with the Standard of Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association International (ANSI/SOMA 265.1-1996). The parties agree that for purposes of this Lease the rentable square feet of the Premises shall mean the useable square feet of the Premises together with an additional amount representing a portion of the Common Areas, service areas and other non-tenant space in the Building. Landlord and Tenant acknowledge and accept the rentable square feet as set forth in this Lease and neither Landlord nor Tenant shall have the right to demand remeasurement or recalculation of the rentable square feet with respect to the Premises or the Building.

2.    LEASE TERM. The lease term (the “Lease Term”) shall commence on the date of substantial completion of Tenant’s Work (as defined in Exhibit “I” attached hereto), but in any event no later than June 1, 2018, subject to Landlord Delay (the “Lease Commencement Date”) and shall continue thereafter unless extended or earlier terminated as provided in this Lease up to and including the date which is one hundred and twenty-six (126) months from the Lease Commencement Date (the “Expiration Date”). Substantial completion of Tenant’s Work shall be evidenced the receipt of a certificate of full occupancy from the City of Marlborough, Massachusetts. Delivery of possession shall be evidenced by Landlord’s delivery of keys to the Premises to Tenant with Landlord’s Work (as defined in Exhibit “I” attached hereto) substantially complete. Tenant shall have access to the entire Premises upon delivery of possession of the Premises to Tenant by Landlord and sixty (60) days prior to the Lease Commencement Date for purposes of performing the Tenant’s Work (as defined in Exhibit “I” attached hereto), installing telephone and communications systems, security equipment, related cabling, moving furniture and other personal property, and for any other matters reasonably related thereto in connection with Tenant’s preparation of the Premises for Tenant’s occupancy (the “Early Access Period”). Tenant shall not be required to pay Rent, during the Early Access Period, provided, however, Tenant shall be required to pay utilities and all other terms and conditions of the Lease shall be in full force and effect during the Early Access Period. Tenant shall, within ten (10) Business Days (as hereinafter defined) of receipt thereof, execute a Commencement Date Certificate substantially similar to the form attached hereto as Exhibit “D” confirming the Lease Commencement Date and the Expiration Date. The

Landlord shall not be in breach of this Lease nor be liable to Tenant for delay in delivery of possession of the Premises to Tenant resulting from delay in completing construction of or alterations to the Premises which Landlord has agreed to perform under this Lease or by reason of matters beyond Landlord’s reasonable control.

3.    FIXED RENT.

3.1    Fixed Rent. Tenant shall pay fixed rent (“Fixed Rent”) beginning on the Lease Commencement Date in monthly installments each equal to one-twelfth (1/12) of the annual Fixed Rent (the “Annual Fixed Rent”), as set forth on Exhibit “B” attached hereto and made a part hereof, without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct. If the Lease Term shall commence or expire on other than the first or last day, as applicable, of a calendar month, such monthly installment of Fixed Rent and any applicable Additional Rent, as set forth below, shall be prorated for each calendar day of such partial month.

3.2    Late Payment. If any portion of Fixed Rent, Additional Rent or any other sum payable to Landlord hereunder shall be due and unpaid for more than five (5) Business Days after written notice of such late payment from Landlord to Tenant, it shall bear interest at a rate equal to the lesser of (i) twelve percent (12%) per annum and (ii) the maximum legal rate permitted by law (the “Default Rate”) from the due date until the date of payment thereof by Tenant. In addition, Tenant shall pay a late charge equal to three percent (3%) of the late payment (the “Late Fee”). Notwithstanding anything to the contrary in this Section, Landlord hereby agrees to waive any Late Fee and interest penalty for the first (1st) late payment in any twelve (12) month period. If any payment tendered by Tenant shall fail collection on presentment, Tenant shall reimburse Landlord for all charges imposed by Landlord’s bank on account thereof and pay to Landlord a bad check fee equal to the lesser of (a) $100.00 and (b) the maximum charge permitted by law. In no event shall Landlord be deemed to contract for or receive charges by way of interest or otherwise in excess of those permitted by law and any sum paid in excess of that permitted shall be refunded or credited to Tenant.

4.    ADDITIONAL RENT. In addition to Fixed Rent and commencing on the Lease Commencement Date, as more fully set forth on Exhibit “C” attached hereto and made a part hereof, Tenant shall pay to Landlord for each month of each Operating Year, without demand, deduction or setoff, as “Additional Rent” (which amounts along with any other amounts or charges which may become due or payable by Tenant to Landlord may collectively or separately be referred to as “Rent” hereunder), Tenant’s Proportionate Share of Operating Expenses and Taxes, as defined in Exhibit “C” attached hereto.

5.    SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of $163,487.50 either in the form of cash or letter of credit, which represents three (3) months of Fixed Rent based on the monthly rate provided herein for the last month of the Lease Term, as security (the “Security Deposit”) for the faithful performance and observance by Tenant of the terms, covenants, conditions, agreements and provisions of this Lease. It is agreed that in the event Tenant defaults beyond any applicable notice and cure periods in respect of any of the terms, covenants, conditions, agreements and provisions of this Lease, including, but not limited to, the payment of Fixed Rent and Additional Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Fixed Rent, Additional Rent or any other sum as to which Tenant is in default beyond any applicable notice and cure periods or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default beyond any applicable notice and cure periods in respect of any of the terms, covenants, conditions, agreements and provisions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, conditions, agreements and provisions of this Lease, the Security Deposit or any balance thereof shall be returned to Tenant, without interest, within 30 days after the date fixed as the end of this Lease or earlier termination hereof and after delivery of entire possession of the Premises to Landlord. In the event of a sale of the land and the building of which the Premises form a part, Landlord shall transfer the Security Deposit to the new Landlord in which case Tenant agrees to look to the new Landlord solely for the return of said Security Deposit. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

In the event Tenant delivers a standby letter of credit (the “Letter of Credit”) in lieu of cash, the Letter of Credit shall be in a form reasonably acceptable to Landlord and shall be (i) assignable and transferable one or more times by Landlord without the consent of Tenant; (ii) subject to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590; (iii) irrevocable; and (iv) conditioned for payment solely upon presentment of the Letter of Credit and a sight draft. The Letter of Credit shall expire not earlier than twelve (12) months after the date of delivery thereof to Landlord and shall provide that such Letter of Credit shall automatically renew for successive periods of twelve (12) months through a date which is sixty (60) days following the Expiration Date of the Lease, including any renewal or expiration thereof, unless written notification is presented by the issuing bank to Landlord in accordance with the notice provisions contained in the Lease no later than sixty (60) days prior to the expiration of the Letter of Credit. If the issuing bank does not renew the Letter of Credit and the Tenant does not provide a replacement letter of credit at least fifteen (15) days prior to the expiration of the current Letter of Credit, then, in addition to all other rights set forth herein, Landlord shall have the right to draw on the existing Letter of Credit.

The Letter of Credit shall be issued by a commercial bank reasonably acceptable to Landlord; provided, however, Landlord hereby approves JP Morgan Chase Bank, N.A. as the issuer of such Letter of Credit and (1) that is a member of the New York Clearing House Association and which is insured by the Federal Deposit Insurance Corporation; (2) whose long-term, unsecured and unsubordinated debt obligations are rated in the highest category by at least two of Fitch Ratings Ltd. (Fitch), Moody’s Investors Service, Inc. (Moody’s) and Standard & Poor’s Ratings Services (S&P) or their respective successors (the “Rating Agencies”) (which shall mean AAA from Fitch, AAA from Moody’s and AAA from Standard & Poor’s); and (3) which has a short term deposit rating in the highest category from at least two Rating Agencies (which shall mean F1 from Fitch, P-1 from Moody’s and A-1 from S&P) (collectively, the “LC Issuer Requirements”).

In the event the issuer of any Letter of Credit held by Landlord is insolvent or is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, or if a trustee, receiver or liquidator is appointed for the issuer, then, effective as of the date of such occurrence, said Letter of Credit shall be deemed to not meet the requirements of this Section, then Tenant shall within ten (10) days of written notice from Landlord deliver to Landlord a replacement Letter of Credit which otherwise meets the requirements of this Lease and that meets the LC Issuer Requirements. Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten-day period.

Landlord may draw on the Letter of Credit to the same extent that Landlord may draw on the cash Security Deposit as set forth herein. Landlord may draw on the Letter of Credit, in whole or in part, from time to time, at Landlord’s election in accordance with this Section 5. In the event Landlord draws on the Letter of Credit in part, Tenant shall restore all amounts drawn by Landlord within ten (10) days following Landlord’s written notice to Tenant thereof. Tenant hereby acknowledges and agrees that, within ten (10) days following Landlord’s written demand, Tenant shall pay as Additional Rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to (i) Landlord’s sale or transfer of all or a portion of the Building; or (ii) the addition, deletion or modification of any beneficiaries under the Letter of Credit. Further, Tenant hereby agrees to cooperate, at its expense, with Landlord to promptly deliver to Landlord any and all modifications, amendments and replacements of the Letter of Credit, as reasonably requested by Landlord.

In the event of any bankruptcy or other insolvency proceeding against Tenant, it is agreed that the Security Deposit held hereunder shall be deemed to be applied by Landlord to Rent and other charges due to Landlord for the last month of the Lease Term and each preceding month until such Security Deposit is fully applied.

6.    USE OF PREMISES. Tenant covenants and agrees to use and occupy the Premises for research, development, manufacturing, warehouse, and general office use purposes (the “Permitted Uses”) and for no other purpose without the prior written consent of Landlord. Tenant shall not use or permit any use of the Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Premises, the Building or other tenants of the Building, or (ii) be unreasonably disturbing to other tenants of the Building. Tenant shall have access to the Building and the Premises twenty-four (24) hours a day and seven (7) days a week.

7.    CONDITION OF PREMISES. Tenant acknowledges and agrees that, except for Landlord’s Work (as defined in Section XII of Exhibit “I” attached hereto), Landlord shall have no obligation to perform any improvements to the Premises and except as expressly set forth herein Landlord shall deliver and Tenant shall accept the Premises in its current “as is” condition. Notwithstanding the foregoing, Landlord hereby agrees to deliver the Premises to Tenant with all HVAC, electrical, lighting, plumbing, and life safety systems serving the Premises (collectively, the “Building Systems”) in good working order and repair. Following acceptance of delivery of the Premises by Tenant, the maintenance, repair and replacement obligation of such Building Systems shall be as otherwise set forth in the Lease. Tenant acknowledges that no representations as to the condition of the Premises have been made by Landlord, unless such are expressly set forth in this Lease. Landlord acknowledges that Tenant wishes to make certain improvements to the Premises upon receipt of possession of the Premises from Landlord. Such improvements shall be in accordance with Exhibit “I” attached hereto and any other terms and conditions herein. Notwithstanding anything to the contrary contained herein, the Common Areas shall be in compliance with all local, state and federal regulations and laws as of the Lease Commencement Date.

8.    INDEMNIFICATION. Subject to Section 16.3 of this Lease, and except to the extent resulting from the negligence and willful misconduct of Landlord or any Landlord Parties, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, Landlord’s managing agent and Landlord’s mortgagee (if any) (“Landlord Parties”) harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident, injury or damage occurring in or about the Premises causing injury to persons or damage to property (including, without limitation, the Premises; and (ii) the failure of Tenant to fully and faithfully perform the obligations and observe the conditions of this Lease.

Subject to Section 16.3 of this Lease, and except to the extent resulting from Tenant, Tenant’s agents, employees, contractors or invitees, Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of any accident, injury or damage causing injury to persons or damage to property (including, without limitation, the Premises) resulting from the negligence or willful misconduct of Landlord.

The indemnification provisions set forth in this Section 8 expressly survive termination of this Lease.

9.    ALTERATIONS, ADDITIONS OR IMPROVEMENTS BY TENANT.

9.1    Alterations by Tenant. Except for the Tenant’s Work (as defined in Exhibit “I” attached hereto), Tenant shall not make any alterations, additions, improvements or other changes in or to the Premises (“Alterations”), without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that if the proposed Alterations will adversely affect the exterior or structural components of the Building, or the Building Systems (including, but not limited to, the electric, HVAC, plumbing, telecommunication and security systems), Landlord may withhold its consent to such Alterations in Landlord’s sole discretion. Without limitation, it shall not be unreasonable for Landlord to withhold its consent to any Alterations which would impose on Landlord any special maintenance, repair or replacement obligations not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s meeting the additional obligations. Prior to the expiration or earlier termination of this Lease, Tenant shall remove any Alterations designated by Landlord in accordance with Section 9.4 herein, provided, however, other than Specialty Items, Tenant shall not be required to remove the Tenant’s Work prior to the expiration or earlier termination of this Lease. All Alterations shall be subject to the provisions of Sections 9.2, 9.3 and 9.4 below. Notwithstanding anything to the contrary contained herein, Tenant may perform alterations to the Premises without Landlord’s prior written consent, but upon thirty (30) days prior written notice to Landlord, provided such alteration (or performance thereof) does not (i) adversely affect the Building Systems, (ii) affect the structural components of the Building, (iii) require the issuance of a building permit, or (iv) have a cost, in each instance, of $100,000.00 or more (collectively, “Cosmetic Alterations”), provided that Tenant shall give Landlord prior written notice of such Cosmetic Alterations.

9.2    Quality and Performance of Work. All construction work required or permitted by this Lease (whether constituting part of Landlord’s Work or not) shall be done in a good and workmanlike manner by contractors approved by Landlord and in compliance with the Building Rules and Regulations, attached hereto as Exhibit “E”, all insurance requirements of this Lease, and all applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and other governmental authorities, including the requirements of the Americans with Disabilities Act (“ADA”) (collectively, “Legal Requirements”). All Alterations shall be performed in such a manner as to maintain harmonious labor relations and Tenant shall insure that each contractor retained by Tenant (“Tenant Contractor”) shall take all reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including, without limitation, disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors. Tenant shall be responsible to resolve any such disputes and ensure that any such disruptions do not interfere with the Landlord’s operation of the Building and/or the Park or the quiet enjoyment of any other tenants in the Building and or the Park.

9.3    Additional Covenants Regarding Alterations.

(a)    All Alterations shall be made (i) at Tenant’s sole cost and expense, (ii) according to plans and specifications approved in writing by Landlord (to the extent plans, specifications, and/or Landlord’s consent is required, such consent not to be unreasonably withheld, conditioned or delayed), (iii) in compliance with all Legal Requirements, (iv) by a licensed contractor, and (v) in a good and workmanlike manner. Tenant shall provide Landlord with as-built plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(b)    Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant. Without limitation, Tenant shall be responsible for, and shall pay when due, all costs associated with the preparation of plans and the performance of Alterations, and the same shall be performed in a lien-free, good and workmanlike manner, and in compliance with all Legal Requirements. In the event that Tenant shall fail to pay the costs associated with Alterations on a timely basis, and as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the Building, and Tenant shall fail, within twenty (20) days after written notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, Landlord shall have the right (but not the obligation), at Tenant’s expense, to cause such lien to be bonded over or released of record.

(c)    Tenant shall ensure that all contractors and subcontractors performing Alterations are insured in amounts required by law. If Landlord requests, certificates of such insurance shall be delivered to Landlord. Tenant’s obligation to exonerate, indemnify, defend, protect and save Landlord Parties harmless, as set forth in Section 8, shall include without limitation all activities and work done by and on behalf of Tenant pursuant to Section 9 and shall commence on the date of execution hereof.

(d)    Tenant agrees that Landlord shall have the right to examine and inspect any Alterations; provided, however, that no such examination or inspection shall constitute an approval or warranty or give rise to any liability of Landlord with respect to any thereof. In the performance of Alterations in accordance with this Lease, Tenant shall cause its contractors to use reasonable and diligent efforts not to interfere with ongoing operations on the rest of the Building outside of the Premises, to keep all construction areas clean and free of trash and debris, and otherwise to comply with any other reasonable rules and regulations established by Landlord with regard to construction activities.

(e)    Tenant shall provide copies of any warranties for Alterations and the materials and equipment which are incorporated into the Premises and the Building in connection therewith, and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

9.4    Removal of Alterations. Tenant shall be obligated to remove any Alterations that Landlord has reasonably designated in writing at the time Tenant requests approval of such, provided, however, Tenant shall not be obligated to remove any Alterations approved by Landlord, unless such Alterations are specific to Tenant’s actual use and occupancy of the Premises and are not generally usable by other tenants for the Permitted Uses (“Specialty Items”). For clarity, it shall be deemed reasonable for Landlord to designate that Specialty Items need to be removed prior to the expiration of the Lease Term.

10.    COVENANTS OF LANDLORD. Landlord agrees to provide during the Term, grounds care, paving maintenance, snow removal, repair and utility connection in the Common Areas, common area janitorial services, maintenance of the structural components and exterior of the Premises and the Building (to the extent Tenant is not obligated to maintain same pursuant to the terms of this Lease), maintenance and repair of the foundation, exterior walls, landscape and parking lot so as to keep the same in good condition and repair, and to make all necessary repairs to the roof structure and roof membrane and outer walls in order to keep the same wind and weathertight. Landlord shall ensure that all Building Systems, including the life safety systems serving the Building, but not such systems serving the Premises exclusively, are in good working order and condition. Notwithstanding anything to the contrary contained herein, Landlord shall be responsible, at its sole cost and expense, for the cost to replace the roof, if necessary, and for the structural integrity of the Building throughout the initial Term of the Lease. Notwithstanding anything in the Lease to the contrary, in the event Landlord fails to perform such maintenance and/or repair obligations required under the terms and conditions of the Lease within thirty (30) days following written notice from Tenant, or such longer period needed to complete the applicable repair and/or maintenance (but not more than one hundred eighty (180) days) provided Landlord commences such repair and/or maintenance within the foregoing thirty (30) day period and diligently pursues to completion, Tenant shall have to right to perform such maintenance and/or repair and Landlord shall reimburse Tenant for the reasonable actual costs incurred by Tenant within thirty (30) days following receipt of Tenant’s invoice for such. In the event that Landlord fails to reimburse Tenant within such thirty (30) day period, Tenant shall have the right to offset the costs against the next month’s Fixed Rent and against the Fixed Rent for each consecutive month until such costs are exhausted.

11.    COVENANTS OF TENANT. Tenant will (at Tenant’s sole cost and expense):

11.1    Keep the Premises in good order and repair, reasonable wear and tear and casualty excepted;

11.2    Surrender the Premises at the end of this Lease in the same condition required hereunder;

11.3    Not place, erect, maintain or display any sign or other marking of any kind whatsoever on the windows, doors or exterior walls of the Premises and not place any blinds, curtains, drapes or coverings over the exterior windows or on the window surfaces which are visible from the outside of the Building except for those items that are reasonably approved by the Landlord;

11.4    Except for those repair and maintenance obligations of Landlord pursuant to Section 10, keep repair and maintain the Premises and all fixtures and equipment thereon and therein (including, but not limited to, all utility and life safety systems, including without limitation, all electrical, plumbing, heating, ventilating, air conditioning and sprinkler systems) in good order, repair and condition, reasonable wear and tear, and damage by fire or other casualty only excepted, and at the expiration or termination of this Lease, peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear, and damage by fire or other casualty excepted, first removing all good and effects of Tenant. With respect to said heating, air conditioning and ventilating systems, Tenant, at its sole cost and expense, shall maintain so-called maintenance contracts with reputable vendors reasonably approved by Landlord; provided, however, that Landlord shall furnish to Tenant all available manufacturer’s warranties relating to said equipment. Notwithstanding anything herein to the contrary, in the event that the HVAC rooftop units RTU-6, 7, 8 and 9 (the “HVAC Units”) servicing the Premises need to be replaced during the Lease Term, Landlord shall replace such applicable HVAC Units at Landlord’s sole cost and expense, which expense shall not constitute Additional Rent. In the event the repair cost of any one of the HVAC Units shall meet or exceed $5,000.00 in any twelve (12) month period, so long as such repairs are not resulting from Tenant’s failure to maintain such HVAC Units, Landlord shall be obligated to replace such HVAC Units at Landlord’s sole cost and expense in accordance with the preceding sentence. In the event Tenant shall fail to perform such maintenance, repairs or replacements within sixty (60) days of the date such work becomes necessary and upon at least thirty (30) days prior written notice from Landlord to Tenant, Landlord may, but shall not be required to, perform such work and charge the amount of the reasonable out of pocket expense therefor, all in accordance with Section 20 below;

11.5    Comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant’s occupancy of the Premises, and indemnify, defend and hold Landlord harmless from all consequences from its failure to do so;

11.6    Promptly notify Landlord of any damage to or defects in the Premises, any notices of violation received by Tenant and of any injuries to persons or property which occur therein or claims relating thereto;

11.7    Subject to Section 7 and the express terms of this Lease, pay for any alterations, improvements or additions to the Premises and any light bulbs, tubes and non-standard Building items installed by or for Tenant, and allow no lien to attach to the Building with respect to any of the foregoing;

11.8    Without the prior written consent of Landlord, not place within the Premises or bring into the Building any machinery, equipment or other personalty other than such machinery and equipment associated with Tenant’s Permitted Uses, customary office furnishings and small office machinery, but in any event, no machinery, equipment or other personalty having a weight in excess of the design capacity of the Building;

11.9    Except as set forth in this Lease, not use the Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any hazardous substance or waste or for any purpose which poses a material risk of damage to the environment; in this regard Tenant represents that its Standard Industrial Classification number as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States that is any of 22-39 inclusive, 46-49 inclusive, 51 or 76 is                     . Tenant shall not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act (42 U.S.C. Section 9601 et seq.), the Federal Water Pollution Control (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance;

11.10    Comply with all non-monetary rules and regulations which may hereafter be promulgated by Landlord and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, are part of this Lease); provided however, in the event of a conflict between the terms and conditions of this Lease and any rules and regulations promulgated by Landlord, the terms and conditions of this Lease shall control. Landlord shall notify Tenant in writing upon the promulgation of any rules and regulations or changes thereto. Landlord agrees to enforce such rules and regulations against all tenants in the Building in a non-discriminating fashion and to take reasonable action to cause a cessation of any violation of all rules that interfere with Tenant’s use and quiet enjoyment of the Premises;

11.11    [Intentionally Omitted.]

11.12    Contract its own vendor for cleaning services within the Premises. In the event that Tenant does not contract its own vendor, Landlord may, at Tenant’s sole cost and expense, provide such services.

11.13     [Intentionally Omitted.]

11.14.     From and after the Effective Date and throughout the Term, Tenant shall pay, or cause to be paid when due, for all utility charges rendered or supplied to, on or in the Premises, directly to the applicable utility supplier or to the Landlord if such utilities are submetered. Tenant shall also pay, either directly to the utility company and/or to Landlord, as directed by Landlord, all sewer assessments, fixture unit charges, hook-up fees, connection fees and any and all similar fees or charges imposed by the applicable utility for connections made to the Premises, unless set forth otherwise herein. If a separate meter is provided for Tenant for any such utilities, installation shall be at Tenant’s expense, unless set forth otherwise herein. Notwithstanding the foregoing, Landlord shall, at its sole cost, provide for the Premises to be submetered for Tenant’s electrical consumption within the Premises, including electrical consumption for supplemental HVAC units, if applicable. The term “utilities” for the purpose of this Article 11 shall include, without limitation, electricity, water, sewage, gas, heat, air conditioning, light, power, steam, telephone service, trash disposal, fire sprinkler and smoke detector monitoring systems, and all other services and utilities used, rendered or supplied to, on or in the Premises. Landlord shall not be required to furnish to Tenant or any other occupant of the Premises during the Term, any water, sewage, gas, heat, air conditioning, light, power, steam, telephone, or any other utilities, equipment, labor, materials or services of any kind whatsoever. Landlord shall not be liable in damages or otherwise for any failure or interruption of (i) any utility service being furnished to the Premises, or (ii) the heating, ventilating and air conditioning system. No such failure or interruption shall entitle Tenant to terminate this Lease or to abate the payments Tenant is required to make under this Lease.

Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur as a result of repairs to the Building made by Landlord, or the negligence or willful misconduct of Landlord, its agents, contractors, or employees, except any of the same due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant (any such repair, negligence, or willful misconduct, or interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than five (5) consecutive business days after Landlord shall have received notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Rent (Fixed Rent and Additional Rent) for each day during which such Service Interruption continues after such five (5) business day period; provided, however, if the entire Premises have not been rendered unusable by the Service Interruption, the amount of abatement shall be equitably prorated. For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, water and sewer/septic service and electricity, air conditioning and heating. Any abatement of rent under this paragraph shall apply only with respect to rent allocable to the period after each of the conditions set forth in subsections (i) through (iii) hereof shall have been satisfied and only during such times as each of such conditions shall exist. Notwithstanding the foregoing, in the event Landlord provides temporary services (including without limitation, HVAC) such that Tenant can operate its business within the Premises in substantially the manner in which Tenant operated its business prior to the Service Interruption, Fixed Rent shall not be abated during such period that temporary services are provided, provided, however, Landlord shall use commercially reasonable efforts to remedy such Service Interruption and upon notice, Landlord shall provide reasonable documentation to Tenant which evidences Landlord’s commercially reasonable efforts. In the event Landlord fails to use commercially reasonable efforts to remedy the Service Interruption, Tenant shall have the right, upon ten (10) business days prior written notice, to pursue remedy of the Service Interruption. Landlord shall be responsible for the reasonable actual costs and expenses incurred by Tenant in connection with remedying such Service Interruption. Notwithstanding the foregoing, in the event Landlord provides evidence to Tenant, within the foregoing ten (10) business day period, that Landlord has used commercially reasonable efforts to remedy the Service Interruption, Tenant’s right to pursue remedy shall be null and void.

12.    ASSIGNMENT AND SUBLETTING. Except for a Related Assignment (as defined in Section 12.5 herein) Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant of the provisions of this Section 12 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, conditions, agreements or provisions of this Lease. For purposes of this Section 12, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise, shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant or any subtenant, assignee or occupant (in a single transaction or series of related transactions). Any assignment or subletting in contravention of the provisions of this Section 12 shall be void. Except as expressly set forth herein, any assignment or subletting shall be subject to the following further conditions and limitations:

12.1    Proposed Subtenants and Assignees. Excluding a Related Assignment pursuant to Section 12.5, it shall be reasonable for Landlord to withhold consent to any proposed subtenant or assignee which is (a) a prospective tenant (or its designee) who is discussing with Landlord (or Landlord’s agent) its need for space in the Park, or who has so negotiated within the previous six (6) months; (b) a current tenant, subtenant, assignee or occupant of space in the Park; or (c) an Affiliate (as hereinafter defined) of a current tenant, subtenant, assignee or occupant of space in Park. For purposes hereof, an “Affiliate” shall mean a corporation or other business entity that directly or indirectly controls, is controlled by, or is under common control with such tenant, subtenant, assignee or occupant.

12.2    Advertising. In no event shall Tenant place signs in the Premises, the Building or within the Park advertising space for lease within in the Building.

12.3    Right to Share Profits.

(a)    Excluding Related Assignments pursuant to Section 12.5, if Landlord consents to the subletting of all or any part of the Premises, Tenant shall in consideration thereof pay to Landlord, as Additional Rent, fifty percent (50%) of any Net Profits (as hereinafter defined) in connection with the subletting. “Profits” on a subletting shall mean the difference between (i) the amounts paid as rent and additional rent by the subtenant to Tenant in and for each month of the sublease term and (ii) Fixed Rent and Additional Rent due and payable by Tenant to Landlord in and for each month of the sublease term, in each and every month when the former exceeds the latter. “Net Profits” on a subletting shall mean monthly Profits reduced by an amount equal to the quotient found by taking the total reasonable attorneys’ fees, real estate brokerage commissions, rent concessions and alteration expenses (if any), paid and incurred by Tenant in connection with the subletting, and dividing by the number of months in the sublease term.

(b)    Landlord shall have the right at any time and from time to time upon reasonable prior notice to Tenant to audit and inspect Tenant’s books, records, accounts and federal income tax returns to verify the determination of Additional Rent payable under Section 12.3.

12.4    Legal and Administrative Costs. Upon Tenant’s execution and delivery of Landlord’s Consent document (or, if there is no Consent document, within five (5) Business Days of receipt of

Landlord’s invoice), Tenant shall pay Landlord’s reasonable legal and administrative costs and expenses incurred in processing each of Tenant’s subletting and assignment requests, which shall be paid whether or not Landlord consents to such subletting or assignment, provided that the total amount due from Tenant pursuant to this Section 12.4 shall not exceed $2,500.00 as to any single assignment or subletting.

12.5    Related Assignment. Notwithstanding the foregoing, and provided that there then exists no Event of Default beyond applicable notice and cure periods under this Lease, Tenant shall have the right, upon prior written notice to Landlord of any such assignment or sublet (unless prior notice is prohibited by applicable law or confidentiality agreement, in which case Tenant will provide such notice as soon as reasonably possible) but without Landlord’s prior consent, (i) to assign this Lease or sublet all or part of the Premises to any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant provided Tenant remains liable under the terms and conditions of the Lease; (ii) to assign this Lease to any entity which results from a merger or consolidation with Tenant; or (iii) to assign this Lease to a third party which acquired all or substantially all of Tenant’s assets and property or stock, provided that such proposed assignee assumes substantially all of the obligations and liabilities of Tenant arising under this Lease, including but not limited to any and all Events of Default occurring as of the time of such Assignment and in the case of transfers pursuant to (ii) or (iii) above, the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth (as defined herein) of Tenant as of the date hereof, collectively referred to herein as a “Related Assignment”. With regard to a Related Assignment, the written notice given by Tenant to Landlord must contain sufficient information and documentation to enable Landlord to confirm that all of the requirements have been satisfied and, if Landlord requires additional information in order to confirm such satisfaction, Landlord shall notify Tenant and Tenant shall promptly comply with such request subject to Tenant’s reasonable confidentiality requirements. For the purposes hereof, “control” shall mean ownership of not less than fifty percent (50%) (or such lesser amount as needed to have a controlling interest) of all the voting stock or legal and equitable interest in such entity. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with GAAP, excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises.

13.    ACCEPTANCE OF RENT; NEW DIRECTORY NAME.

13.1    Acceptance of Rent and/or New Directory Name. The acceptance of Rent and/or the listing or posting of any name, other than that of Tenant, whether on the door or exterior wall of the Premises, the Building’s tenant directory in the lobby, elevator or elsewhere, shall not:

(a)    Constitute a waiver of Landlord’s right to withhold consent to any subletting or assignment pursuant to Section 12;

(b)    Be deemed an implied consent by Landlord to any subletting of all or any part of the Premises, to any assignment or transfer of this Lease, or to any unauthorized occupancy of the Premises, except in accordance with the express terms of this Lease; or

(c)    Operate to vest any right or interest in this Lease or in the Premises.

13.2    Right to Remove New Directory Name. Any such listing as described above shall constitute a privilege extended by Landlord to Tenant, and shall be immediately revocable at Landlord’s will by notice to Tenant.

14.    EMINENT DOMAIN. If the whole or a material portion of the Premises (or use or occupancy of the Premises) or access thereto shall be taken or condemned by a governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord’s reasonable judgment, the Premises cannot be used for Tenant’s permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If less than a material portion of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), Fixed Rent and Tenant’s Proportionate Share shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and this Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat or such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

15.    FIRE OR OTHER CASUALTY.

15.1    In the event of damage to or destruction of the Premises caused by fire or other casualty, or any such damage to or destruction of the Building necessary to provide normal services and access to the Premises in accordance herewith (“Event of Casualty”), Landlord, after receipt of written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restorations. If (i) in Landlord’s sole judgment, the damage is of such nature or extent that more than one hundred eighty (180) days would be required (with normal work crews and normal work hours) to repair and restore the Premises or the Building, as the case may be; or (ii) in Landlord’s sole judgment, the damage is of such nature or extent that it is uneconomical to repair and restore the Premises or the Building, as the case may be; or (iii) less than one (1) year remains on the then current Lease Term, Landlord shall so advise Tenant within thirty (30) days after the Event of Casualty (“Landlord’s Notice of Casualty”), and either party shall have ten (10) Business Days after receipt of Landlord’s Notice of Casualty to terminate this Lease by written notice to the other. If either party elects to terminate this Lease in the case described in clauses (i), (ii) or (iii) above, then the Lease Term shall expire ten (10) Business Days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord in accordance with the terms of this Lease. If this Lease is terminated pursuant to this Section 15.1, all Rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage.

15.2    In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of Section 15.1 above and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such repair and restoration, Landlord shall proceed diligently to repair and restore the Premises to substantially the same condition prior to the casualty occurrence. Landlord shall not be obligated to repair or restore (i) any Alterations to the Premises even if such work was performed by Landlord’s Contractors, or (ii) any Personal Property (as hereinafter defined) which Tenant may have installed (whether or not Tenant is required to remove or leave the same on the Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs as may be incurred by Landlord in connection therewith. In the event this Lease is not terminated pursuant to the terms of Section 15.1 above, until the repair and restoration of the Premises is completed Tenant shall be required to pay Rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises.

15.3    Landlord shall not insure (i) any Alterations to the Premises even if such work was performed by Landlord’s Contractors, or (ii) any Personal Property of Tenant. Tenant shall, at its sole cost and expense, insure the value of such Alterations and Personal Property of Tenant for the purpose of providing funds to Landlord to repair and restore the Premises as set forth above.

15.4    The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete the repair and restoration of the Premises or the Building within one hundred eighty (180) days after the commencement of work, even if Landlord had in good faith notified Tenant that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Premises which is of a nature or extent that Tenant’s continued occupancy is in the reasonable judgment of Landlord and Tenant substantially impaired, then Fixed Rent and Additional Rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment.

16.    INSURANCE; WAIVER OF SUBROGATION.

16.1    Insurance.

(a)    Personal Property. Tenant agrees that all risks (including that of fire or other casualty, theft or other harm, damage or loss) to Tenant’s Personal Property, including the loss of use of the same, shall be borne solely by Tenant. As used herein, “Personal Property” includes, but is not limited to, all tangible and intangible goods and accounts, inventory, merchandise, furniture, fixtures, equipment (including computer equipment and any data stored thereon) and systems. Tenant shall purchase and maintain insurance in an amount adequate to repair or replace or otherwise cover its Personal Property (and the Personal Property of others held or leased by Tenant or otherwise in the Premises), including any Alterations and such improvements included as part of the Work (see Exhibit “I” attached hereto).

(b)    Business Interruption. Tenant shall maintain in full force and effect at all times, and at its own expense, business interruption insurance in amounts adequate to cover all Fixed Rent and Additional Rent due under this Lease.

(c)    Commercial General Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, commercial general liability insurance (including contractual, pollution and personal injury liability insurance) in an amount not less than $2,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time).

(d)    Automobile Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, automobile liability insurance for owned, non-owned and hired vehicles in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per accident.

(e)    Workers’ Compensation and Employers’ Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, workers’ compensation and employers’ liability insurance in an amount not less than $1,000,000.00 per accident.

(f)    Excess/Umbrella Liability. Tenant shall maintain in full force and effect at all times, and at its own expense, umbrella liability coverage in an amount not less than $5,000,000.00 per occurrence. Umbrella liability coverage is to be in excess of the commercial general liability, automobile liability and employers’ liability requirements outlined in Sections 16.1 (c), (d) and (e) above.

(g)     [Intentionally Omitted.]

(h)    The liability coverage in the insurance policies required in Sections 16.1 (c), (d), (f) and (g) above shall name Landlord Parties as additional insureds on a primary non-contributing basis. All insurance policies required in Sections 16.1 (a) – (g) above shall be issued by companies authorized to do business in Massachusetts with an A.M. Best’s financial rating of A- or better and a size class rating of X (10) or larger or otherwise reasonably acceptable to Landlord. At or prior to the Lease Commencement Date, Tenant shall deposit with Landlord a certified copy of the insurance binder (countersigned by the insurer) or evidence of insurance (in ACORD Form 28) or other proof satisfactory to Landlord for each of the insurance policies Tenant is required to carry in compliance with its obligations under this Lease. Such insurance policies shall contain a provision that the insurer will not cancel or refuse to renew the policy without first giving at least ten (10) days prior written notice to Landlord Parties; provided, however, in the event Tenant’s insurer fails to provide such a provision, Tenant shall be obligated to provide Landlord with such prior written notice. Tenant’s failure to obtain and maintain the required insurance shall constitute a default under this Lease. If Tenant shall fail to remedy such default within five (5) Business Days after written notice by Landlord, the same shall constitute an Event of Default under this Lease and Tenant will be liable for any and all costs, liabilities, damages and penalties resulting to Landlord Parties from such termination, unless a written waiver of the specific insurance requirement(s) is provided to Tenant by Landlord Parties.

16.2    Insurance During Construction. In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing the work to carry: (a) commercial general liability insurance in an amount not less than $1,000,000.00 combined single limit bodily injury and property damage per occurrence and $2,000,000.00 annual aggregate limit per location (or such higher limits as may be determined by Landlord from time to time); (b) the statutory limits of workers’ compensation and employers’ liability insurance in amounts adequate to satisfy the umbrella underlying requirements; (c) umbrella liability coverage in an amount not less than $2,000,000.00 per occurrence (to be in excess of the commercial general liability and employers’ liability requirements outlined in Sections 16.2 (a) and (b) above); and (d) all risk installation floater insurance (on the complete value / full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction with a limit of not less than the total replacement cost of the completed improvements under construction. Such contractor insurance policies shall name Landlord Parties as additional insureds on a primary non-contributing basis.

16.3    Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby release each other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or other casualty, except if such fire or other casualty shall have been caused by the gross negligence or willful misconduct of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in full force and effect only to the extent permitted by law and only to the extent that the cost of repairing such damage is covered by insurance or would have been covered by insurance proceeds payable under any policy (including the deductible and/or uninsured portion thereof) required to be maintained under this Lease, but not so maintained. Each policy of property insurance shall contain a waiver of subrogation by insurer against Landlord or Tenant, as the case may be. If the inclusion of such a provision would involve an additional expense, either party, at its expense, may require such a provision to be inserted in the other’s policy. Each party shall be deemed to have obtained such a waiver of subrogation.

16.4    Landlord’s Property Insurance. Landlord shall, from and after the date hereof until the expiration of the Lease Term, maintain in effect, physical damage insurance (including a rental loss endorsement) providing coverage in the event of fire, vandalism, malicious mischief and all other risks normally covered under “special form” policies in the geographical area of the Building, covering the Building in an amount not less than the full replacement value (less reasonable deductibles) of the Building, together with such other risks as Landlord may from time to time determine.

17.    INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES.

17.1    Landlord, its agents, employees and contractors may enter the Premises upon at least 24 hours’ prior written notice (except in the event of an emergency, in which case no notice shall be required) and (i) to examine, inspect and protect the Premises and the Building; (ii) to make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Premises and the Building; and (iii) during the last nine (9) months of the Lease Term, or any extension or renewal thereof, to show it to prospective tenants. Landlord may, at any time, affix to any suitable part of the exterior of the Building in which the Premises is located a notice for letting the Premises or the Building or selling the Building.

17.2    Landlord shall have access to and use of all areas in the Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Premises for the purpose of operation, maintenance, and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant’s use of the Premises and shall be upon 24 hours’ prior written notice and in coordination with Tenant. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits within the demising walls, bearing columns and ceilings of the Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use of the Premises, reduce the floor area thereof or affect Tenant’s layout, and further provided that Landlord performs all work with due diligence and care so as to not damage Tenant’s Personal Property or the Premises. Landlord and Tenant shall cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access.

17.3    Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, foyers, passages and stairways thereof, and garages as it may deem necessary or desirable.

18.    DEFAULT. Any other provisions of this Lease notwithstanding, it shall be a Tenant event of default (“Event of Default”) under this Lease if: (i) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due and such failure continues for a period of seven (7) days after written notice from Landlord to Tenant of such late payment; or (ii) Tenant fails to perform or observe any other covenant, condition or agreement of this Lease and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty (30) days; provided, if the nature of Tenant’s failure is such that more than thirty (30) days are reasonably required in order to cure, Tenant shall not be in default if Tenant commences to cure such failure within such thirty (30) days period, diligently pursues the cure to completion, and thereafter completes the cure within ninety (90) days after said notice; or (iii) Tenant uses or occupies the Premises other than as permitted hereunder; or (iv) Tenant abandons the Premises without Landlord’s prior written consent (provided that Tenant shall not be deemed to have abandoned the Premises, even if Tenant has vacated the Premises, if Tenant complies with its maintenance, insurance and other obligations set forth in this Lease), or Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant’s Personal Property from the Premises other than in the ordinary and usual course of business; or (v) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy or insolvency law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents to or acquiesces in the filing thereof; or (vi) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations; or (vii) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant’s Personal Property or of the Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after the appointment thereof, or Tenant consents to or acquiesces in the appointment thereof; or (viii) Tenant shall make an assignment of Tenant’s lease obligations for the benefit of or enter into an agreement with its creditors. The grace period provision in clause (i) above and the notice and grace period provision in clause (ii) above shall have no application to the Events of Default referred to in clauses (iii) through (viii) above.

19.    LANDLORD’S RIGHTS AND REMEDIES.

19.1    Landlord’s Remedies. In addition to all other rights and remedies of Landlord, if an Event of Default shall occur, Landlord may, at its option, at any time thereafter exercise any one or more of the following remedies:

(a)    Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Premises for that period, determined as of the date of such termination, discounted to present value by applying a discount rate equal to five percent (5%).

(b)    Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem commercially reasonable for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord’s expenses, including reasonable attorneys’ fees, real estate brokerage commissions and alteration expenses (if any), incurred as a result of Tenant’s breach of this Lease. Landlord shall have no obligation to relet the Premises (x) if Landlord, or any of its affiliates, have other comparable space available for rent, (y) for a rental less than the fair market rental then prevailing for other comparable space, or (z) under terms and conditions that are unacceptable to Landlord, acting reasonably. If the Premises are at the time of Event of Default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c)    [Intentionally Omitted.]

(d)    Removal of Contents by Landlord. With respect to any portion of the Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Notwithstanding the foregoing, Landlord hereby waives any and all liens upon all Tenant’s Personal Property, provided, however, any Security Deposit (whether in the form of cash or Letter of Credit) held by Landlord pursuant to Section 5 herein shall in no event be deemed part of Tenant’s Personal Property to which Landlord’s foregoing waiver of lien shall apply.

(e)    Right of Distress and Lien. [Intentionally Omitted.]

(f)    Deferred/Abated Rent/Unamortized Costs. In the event of a termination of the Lease due to an Event of Default, Landlord may declare any deferred or abated rent under this Lease and any unamortized costs of improvements made by Landlord to the Premises and any unamortized brokerage commissions paid or payable by Landlord in connection with this Lease immediately due and payable.

19.2    Injunction. In the event of an Event of Default by Tenant, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.

19.3    Waiver of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event of Landlord obtaining possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause, by reason of violation by Tenant of any of the provisions of this Lease.

19.4    Not Exclusive Right. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity by or by statute.

19.5    Expenses. In any action or proceeding between Landlord and Tenant, including any appellate or alternative dispute resolution proceeding, the prevailing party shall be entitled to recover from the non-prevailing party all of its costs and expenses in connection therewith, including, but not limited to, reasonable attorneys’ fees actually incurred.

20.    LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT. If Tenant defaults beyond applicable notice and cure periods in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord’s expense to Tenant, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment hereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.

21.    TENANT ESTOPPEL CERTIFICATE. Upon request, and within fifteen (15) Business Days written notice given by or on behalf of Landlord, Tenant shall execute and deliver to Landlord, as appropriate, a Tenant Estoppel Certificate which: (a) certifies that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (b) states whether Tenant has taken possession of the Premises; (c) states whether Tenant has sublet all or any part of the Premises or assigned this Lease in whole or in part; (d) states whether any rent abatements exist under this Lease and the dates to which the rent has been paid by Tenant; (e) states whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying the nature of such default; (f) if any improvements are required to be performed by Landlord under this Lease, stating that all such work has been satisfactorily completed or, if not, providing a list of items excepted; (g) states the Lease Commencement Date, the rent commencement date and the scheduled expiration date of the Term; (h) states whether any security deposit has been posted; and (i) states the address to which notices to Tenant are to be sent, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Tenant’s failure to execute and deliver the Tenant Estoppel Certificate within fifteen (15) Business Days following demand shall, if such failure continues for five (5) days following Tenant’s receipt of a second demand from Landlord, constitute an Event of Default.

22.    SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT.

22.1    This Lease, and the estate, interest and rights hereby created are subordinate to any mortgage now or hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and to all renewals, modifications, consolidations, replacements and extensions of the same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee may, at any time, subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event, such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.

22.2    Upon request, and within fifteen (15) Business Days written notice given by or on behalf of Landlord, any mortgagee, any ground or superior lessor of the Building or the Land, or other successor to the interests of Landlord thereto, Tenant shall execute and deliver, as appropriate, any commercially reasonable instruments in recordable form as may be required by such parties, including a Subordination,

Non-Disturbance and Attornment Agreement (“SNDA”) in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of Section 22 and such parties’ requirements. Tenant’s failure to execute and deliver a SNDA within fifteen (15) Business Days’ following demand shall, if such failure continues for five (5) days following Tenant’s receipt of a second demand from Landlord, constitute an Event of Default.

22.3    In the event Landlord grants any mortgage to be placed on the Building or the Land, Landlord shall use commercially reasonable efforts to obtain an SNDA in a commercially reasonable form reasonably acceptable to Tenant from the holder of such mortgage, provided, however, the failure to obtain such SNDA shall in no event negate or modify the terms and conditions set forth in this Section 22.

23.    FINANCIAL STATEMENTS. Upon request (not more than once in any twelve (12) month period, unless in connection with a sale or refinance of the Property, or in the Event of a Default), and within twenty (20) Business Days written notice given by or on behalf of Landlord, Tenant shall furnish Landlord with current financial statements (including, without limitation, its most recent balance sheet, year-to-date operating statement and profit and loss statement) reflecting Tenant’s current financial condition.

24.    HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the termination of this Lease or expiration of the Lease Term or otherwise in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the term, Tenant shall pay Landlord (i) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to 150% of the Annual Fixed Rent then in effect, plus all Additional Rent and other sums payable hereunder, and (ii) in the event such holdover continues for more than thirty (30) days, all other damages, costs and expenses sustained by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of unlawful retention.

25.    SURRENDER OF PREMISES. Tenant shall, at the end of the Lease Term, or any extension thereof, promptly surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and casualty. Upon the expiration or earlier termination of this Lease, and prior to Tenant vacating the Premises, Landlord and Tenant shall jointly inspect the Premises. Any work required to be done by Tenant prior to its vacating of the Premises which has not been completed upon such vacating of the Premises, shall be completed by Landlord and billed to Tenant. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for Additional Rent. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied, as the case may be. Any Security Deposit held by Landlord shall be credited against the amount payable by Tenant under this Section. If Tenant fails to remove its Personal Property, Landlord may (without liability to Tenant for loss thereof), at Tenant’s sole cost and expense and in addition to Landlord’s other rights and remedies under this Lease, at law or in equity: (a) remove and store such items; and/or (b) upon ten (10) days prior written notice to Tenant, sell such items at private or public sale for such price as Landlord at its discretion may obtain. Landlord shall apply the proceeds of any such sale to any amounts due to Landlord under this Lease from Tenant (including Landlord’s attorneys fees and other costs incurred in the removal, storage and/or sale of such items), with any remainder to be paid to Tenant. Notwithstanding the foregoing, Tenant shall not be required to remove any alterations or additions, including the Tenant’s Work that Landlord has approved, unless such is a Specialty Item, designated by Landlord as such at the time Landlord reasonably approves same.

26.    REMOVAL OF TELECOM WIRES.

26.1    Landlord May Retain or Remove Telecom Wires. Landlord shall retain any or all of the telecommunication wires, cables and similar installations appurtenant thereto installed by Tenant within the Premises (the “Telecom Wires”).

26.2    Compliance with Legal Requirements. Tenant shall comply with all Legal Requirements with respect to the Telecom Wires, subject to Landlord’s right to elect to retain the Telecom Wires.

26.3    Condition of Telecom Wires. Tenant covenants that:

(a)    Tenant shall be the sole owner of the Telecom Wires, Tenant shall have the sole right to surrender the Telecom Wires, and the Telecom Wires shall be free of all liens and encumbrances; and

(b)    All Telecom Wires shall be left in good safe working order and condition, properly bundled, labeled, capped or sealed at each end, and in each telecommunication closet and junction box.

27.    BROKERS. Each party represents and warrants to the other that they have not made any agreement or taken any action which may cause anyone to become entitled to a commission as a result of the transactions contemplated by this Lease, and each will indemnify and defend the other from any and all claims, actual or threatened, for compensation by any such third person by reason of such party’s breach of their representation or warranty contained in this Section 27 except for Transwestern RBJ representing Landlord exclusively and Newmark Knight Frank, representing Tenant exclusively. Landlord will pay any commission due to the broker(s) hereunder pursuant to its separate agreement with the broker(s) hereunder subject to execution and delivery of this Lease by Landlord and Tenant.

28.    NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been given (i) if delivered by hand, by messenger or by an express delivery service (FedEx, UPS, DHL, etc.), then if and when delivered (or if delivery is refused, when refused) to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby), or (ii) if mailed, then on the third Business Day following the date on which such communication is deposited in the United States mails, by first class registered or certified mail, return receipt requested, postage prepaid, and addressed to the respective parties at the below addresses (or at such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Notice by counsel to a party shall be deemed notice from such party.

28.1	If to Landlord:	U.S.REIF 111 Locke Drive Massachusetts, LLC c/o Intercontinental Real Estate Corporation 1270 Soldiers Field Road Boston, MA 02135 Attn: Scott Kelly

28.2	With a copy to:	Bradley & Associates 1270 Soldiers Field Road Boston, MA 02135 Attn: James M. Bradley, Esq.

28.3	If to Tenant:

Prior to the Lease Commencement Date:

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attn: Steve Curran

Following the Lease Commencement Date:

111 Locke Drive,

Marlborough, MA 01752

Attn: Steve Curran

29.    MISCELLANEOUS.

29.1    Authority. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms.

29.2    Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building shall be liable only for obligations accruing during the period of its ownership or interest in the Building, and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.

29.3    Waivers. No delay or forbearance by either party in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord or Tenant shall be construed, respectively, to be a waiver of the Landlord’s or Tenant’s rights, as applicable, or to represent any agreement by either party, as applicable, to undertake or perform such act or matter thereafter.

29.4    Waiver of Trial by Jury. The parties hereby consent to the exclusive jurisdiction of the courts of the state where the Premises are located in any and all actions or proceedings arising under this Lease, and irrevocably agree to service of process in accordance with Section 28 above. Landlord and Tenant agree to waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of the Premises and/or any claim of injury or damage and any emergency or any other statutory remedy.

29.5    Limitation of Liabilities. Tenant shall look solely to the Building and Landlord’s interest in the same and rents derived therefrom and Landlord’s insurance proceeds for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Premises. In no event shall either party be responsible to the other for consequential, indirect or punitive damages, except as may be expressly provided for in Section 24.

29.6    Time of the Essence. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.

29.7    Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

29.8    Headings and Terms. The title and headings of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approval, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.

29.9    Lease Not Binding Until Executed and Delivered. This Lease shall not bind Landlord unless and until it has been signed and delivered by Tenant, received and accepted by Landlord, and then countersigned and redelivered by Landlord to Tenant.

29.10    Counterparts. This Lease may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same lease agreement. Transmission of a facsimile or by email of a pdf copy of the signed counterpart of the Lease shall be deemed the equivalent of the delivery of the original, and any party so delivering a facsimile or pdf copy of the signed counterpart of the Lease by email transmission shall in all events deliver to the other party an original signature promptly upon request.

29.11    Amendment and Modification. This Lease, including all Exhibits and Addenda attached hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant.

29.12    Governing Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

29.13    Quiet Enjoyment. Landlord covenants that it has the right to make this Lease for the Term and that provided there is no Event of Default, Tenant shall have the right, during the Term, to freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

30.    HAZARDOUS MATERIALS. As used herein, the term “Hazardous Materials” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety, property, or the environment, including all of those materials and substances designated as hazardous or toxic by the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the U.S. Food and Drug Administration, the department of environmental quality or similar government agency of the state, county or municipality where the Premises are located, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment.

(b)    Except for such products set forth in 30(f) herein and ordinary and general office supplies, such as copier toner, liquid paper, glue, ink and common household materials which are used, stored and disposed of in compliance with all applicable federal, state and local laws, rules and regulations and in quantities not in excess of those reasonably necessary to conduct the Permitted Use, Tenant agrees not to introduce any Hazardous Materials in, on or adjacent to the Premises or in, on or adjacent to the Building and/or Park without complying with all applicable federal, state and local laws, rules, regulations, policies and authorities relating to the storage, use, disposal and clean-up of Hazardous Materials, including, but not limited to, the obtaining of all proper permits.

(c)    Tenant shall immediately notify Landlord of any inquiry, test, investigation, or enforcement proceeding by, against or directed at Tenant or the Premises concerning Hazardous Materials. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right, at its election, in its own name, to negotiate, defend, approve, and appeal, at Tenant’s expense, any action taken or order issued by any applicable governmental authority with regard to Hazardous Materials used, stored, disposed of or released on or from the Premises by Tenant or its agents, employees, contractors or invitees.

(d)    If Tenant’s storage, use, disposal or release of any Hazardous Materials in, on or adjacent to the Premises or the Project results in any contamination of the Premises, the Building, the Park, the soil, surface or groundwater thereunder or the air above or around the Premises, the Building and the Park (i) requiring remediation under federal, state or local statutes, ordinances, regulations or policies, or (ii) at levels which are not in compliance with applicable laws, Tenant agrees to clean-up the contamination immediately, at Tenant’s sole cost and expense. Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including reasonable attorneys’ fees and costs, arising out of or in connection with (i) any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials currently or hereafter used, stored , disposed of or released by Tenant or its agents, employees, contractors or invitees on or about the Premises, the Building or the Park, and (ii) the use, storage, disposal or release by Tenant or its agents, employees, contractors or invitees of any Hazardous Materials on or about the Premises, the Building or the Park. Notwithstanding the foregoing, Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any claims, suits, causes of action, costs, damages, loss and fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any clean-up work, inquiry or enforcement proceeding relating to Hazardous Materials existing on or about the Premises, the Building or the Park prior to the Effective Date.

(e)    Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right to enter the Premises or to have consultants enter the Premises throughout the Term at reasonable times and upon prior written notice (except in the event of an emergency, in which case no notice shall be required) for the purpose of determining: (1) whether the Premises are in conformity with federal, state and local statutes, regulations, ordinances and policies, including those pertaining to the environmental condition of the Premises; (2) whether Tenant has complied with this Paragraph 30; and (3) the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials. Tenant agrees to provide access and reasonable assistance for such inspections. Such inspections may include, but are not limited to, entering the Premises with machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term. If, during such inspections, it is found that Tenant’s use, storage, disposal or release of Hazardous Materials constitutes a violation of this Lease, in addition to any other remedies available to Landlord by reason of such violation, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefor. If such consultants determine that the Premises are contaminated with Hazardous Materials or in violation of any applicable environmental law by reason of the use, storage, disposal or release of such by Tenant or its agents, employees, contractors or invitees, Tenant shall, in a timely manner, at its expense, remove such Hazardous Materials or otherwise comply with the recommendations of such consultants to the reasonable satisfaction of Landlord and any applicable governmental agencies. If Tenant fails to do so, Landlord, at its sole discretion, may, in addition to all other remedies available to Landlord under this Lease and at law and in equity, cause the violation and/or contamination to be remedied at Tenant’s sole cost and expense. The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord’s part to inspect the Premises, or liability of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Tenant shall comply with any and all insurance requirements as set forth in this Lease.

(f)    Notwithstanding anything to the contrary contained herein, Landlord hereby consents to the storage of the following materials in the Premises; (i) sheetmetal parts, painted and unpainted; (ii) hardware; (iii) plastic containers; (iv) plastic bottles; (v) glass bottles; (vi) corrugated containers; (v) wooden crates; (vi) wooden pallets; (vii) labels; (viii) cushioning materials; (ix) electronic equipment; (x) carts; and (xi) dollies. Any additional materials or chemicals to be stored at the Premises will require the prior written approval of Landlord, at its sole and absolute discretion, and Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Material then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any material safety data sheet (“MSDS”) or (“SDS”) issued by the manufacturer or supplier therefore, and such other information as Landlord may reasonably require or as may be required by law. The Tenant agrees as a requirement of its Lease that their storage of the equipment, materials and chemicals at the Premises will be in conformance with the fire protection standards and recommendations contained in the FM Global Property Loss Prevention Sheets 8-9, as well as any other local, state or federal rules or regulations. If required by Sheets 8-9 or any local, state or federal rule or regulation, Tenant, at its own expense, shall install, modify or extend protective systems to satisfy such requirements. Tenant shall obtain any and all governmental or local agency approvals, including but not limited to the approval of the Marlborough Fire Department, prior to the introduction of any such materials or chemicals.

(g)    Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of Hazardous Materials used, stored, disposed of or released on or from the Premises or the Project by Tenant or its agents, employees, contractors, subtenants, or invitees and in a condition which complies with all governmental statutes, ordinances, regulations and policies, recommendations of consultants hired by Landlord, and such other reasonable requirements as may be imposed by Landlord.

(h)    The obligations of the parties under this Paragraph 30 and all indemnification obligations of Landlord Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

31.    RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon which exceed federal and state guidelines have been found in buildings in Massachusetts. Additional information regarding radon and radon testing may be obtained from your county or public health unit.

32.    PARKING. Pursuant to all covenants, conditions and agreements of this Lease, Landlord hereby authorizes for use by Tenant, at no additional charge to Tenant, parking in the surface parking areas up to 3.5 non-reserved, first-come, first-served parking spaces per 1,000 rentable square feet of the Premises leased hereunder. Landlord reserves the right to rearrange the configuration of any parking spaces, assign particular spaces to other tenants of the Building, and otherwise change or alter the surface parking areas in any manner whatsoever, so long as Tenant is not deprived of the use of its spaces in the surface parking areas. Landlord does not assume any responsibility for, and shall not be liable for, any damage, loss or theft (of any nature whatsoever) to or of any automobiles or other vehicles, or any contents or other Personal Property located therein, while in or about the surface parking areas.

32.1    Loading Docks. Tenant shall be provided access to at least two (2) loading docks designated by Landlord and as shown on Exhibit “A” attached hereto.

33.    SIGNAGE. Tenant, at its sole cost and expense, shall have the non-exclusive right to install exterior signage on the façade of the Building but subject to; (i) Landlord’s approval with respect to location, size, design and illumination (such approval not to be unreasonably withheld, conditioned or delayed); (ii) City of Marlborough zoning endorsements; and (iii) existing tenant’s rights where applicable. Landlord shall, at its sole cost and expenses, provide one line on the Building directory in the lobby of the Building and a directional sign at the entrance to the Building. Further, Landlord shall provide one panel in a location designated by Landlord on the existing monument sign associated with the Building for Tenant’s logo, such being subject to (i) – (iii) herein.

34.    INTENTIONALLY DELETED.

35.    EXHIBITS AND ADDENDA.

Additional terms to this Lease, if any, are set forth in the Exhibits and Addenda attached hereto, which are incorporated herein by reference as follows:

A.	Premises

B.	Fixed Rent

C.	Provisions Regarding Additional Rent

D.	Form of Commencement Date Certificate

E.	Building Rules and Regulations

F.	Extension Options

G.	Right of First Offer

H.	Intentionally Deleted

I.	Work Letter

[END OF TEXT; SIGNATURES FOLLOW ON NEXT PAGE.]

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the day and year first above written.

LANDLORD:

U.S. REIF 111 Locke Drive Massachusetts, LLC a Delaware limited liability company

By: U.S. REIF 111 Locke Drive Massachusetts Manager, LLC a Delaware limited liability company, its Manager

By: U.S. Real Estate Investment Fund REIT, INC. a Delaware corporation, its Manager

By:	/s/ Thomas R. Taranto, Jr.
Name:	Thomas R. Taranto, Jr.
Title:	Vice President

TENANT:

REPLIGEN CORPORATION a Delaware corporation

By:	/s/ Tony Hunt
Name:	Tony Hunt
Title:	CEO

[COUNTERPART SIGNATURE PAGE TO LEASE.]

EXHIBIT “A”

PREMISES

(Attached)

A-1

EXHIBIT “B”

FIXED RENT

Tenant shall pay Fixed Rent for the Lease Term as follows:

FIXED RENT BASED ON 40,000 RSF (TOTAL)
Period	Annual Fixed Rent		Monthly Fixed Rent		Per RSF
Months 1 – 12	$360,000.00	*	$30,000.00	*	$9.00
Months 13 – 18	N/A		$30,833.33		$9.25

FIXED RENT BASED ON 63,761 RSF (TOTAL)
Period	Annual Fixed Rent		Monthly Fixed Rent		Per RSF
Months 19 – 24	N/A		$50,477.46		$9.50
Months 25 – 36	$621,669.75		$51,805.81		$9.75
Months 37 – 48	$637,610.00		$53,134.17		$10.00
Months 49 – 60	$653,550.25		$54,462.52		$10.25
Months 61 – 72	$669,490.50		$55,790.88		$10.50
Months 73 – 84	$685,430.75		$57,119.23		$10.75
Months 84 – 96	$701,371.00		$58,447.58		$11.00
Months 97 – 108	$717,311.25		$59,775.94		$11.25
Months 109 – 120	$733,251.50		$61,104.29		$11.50
Months 120 – 126	N/A		$61,104.29		$11.50

*	Notwithstanding the foregoing Fixed Rent table, Tenant shall receive an abatement of Fixed Rent for the first six (6) consecutive months following the Lease Commencement Date, provided, however, Tenant shall be responsible for all other payments due to Landlord pursuant to this Lease, including but not limited to Additional Rent.

B-1

Rent checks should be made payable to:

U.S. REIF 111 Locke Drive Massachusetts, LLC

Rent checks should be delivered to:

U.S. REIF 111 Locke Drive Massachusetts, LLC

P.O. Box 847902

Boston, MA 02284-7902

B-2

EXHIBIT “C”

PROVISIONS REGARDING ADDITIONAL RENT

1.    DEFINITIONS.

1.1    “Tenant’s Proportionate Share” shall mean 48.78%, which is a fraction, the numerator of which shall be 63,761 rentable square feet of the Premises and the denominator of which shall be 130,700 rentable square feet of the Building.

1.2    Operating Expenses.

(a)    “Essential Capital Improvements” shall mean (i) any labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expenses, whether or not voluntary or required by governmental mandate, or (ii) any installation or improvement intended to improve the safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate, or (iii) any installation or improvement required by reason of any Legal Requirement which did not exist on the date of the execution of this Lease; provided, however, the definition of Essential Capital Improvements shall exclude any costs for which Landlord is explicitly responsible pursuant to the terms and conditions of the Lease.

(b)    “Operating Expenses” shall mean Landlord’s operating costs and expenses paid or incurred in the operation, maintenance and management of the Building, the Land, and the sidewalks, roadways and parking areas located thereon, all computed on an accrual basis and in accordance with the terms of this Lease, including the following:

(i)    Electricity, gas, fuel, steam, water, sewer and any other utility charges (including surcharges) of whatever nature (excluding the use of utilities by other tenants as such may be sub-metered or directly metered pursuant to their leases);

(ii)    Any commercially reasonable insurance premiums and deductibles paid by Landlord;

(iii)    Building personnel costs, including but not limited to salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs;

(iv)    The cost of all service and maintenance contracts, including but not limited to security services, common area janitorial and cleaning services for Common Areas within the Building, but not for any Tenant space (and janitorial and cleaning services for the Premises provided Tenant does not contract its own vendor for cleaning services within the Premises), interior and exterior landscaping services, sidewalk and roadway maintenance, and snow removal;

(v)    All other service, maintenance and repair expenses (excluding those expenses paid by proceeds of insurance or by Tenant or by other third parties, and those solely attributable to tenants of the Building other than Tenant) and the cost of all materials and supplies therefor;

(vi)    Any other costs and expenses (other than capital improvements) incurred by Landlord in operating the Building with the exception of roof repairs, foundation/structural repairs, and any replacement and repairs for the HVAC Units;

(vii)    The cost of any additional services not provided to the Building on the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Building;

(viii)    The annual amortization of any Essential Capital Improvement which is made by Landlord after completion of initial construction of the Building, based on the useful life of the improvement plus interest at the prime interest rate (the “Prime Rate”) on the date of the expenditure on the unamortized portion thereof;

(ix)    Landlord’s central office administrative costs and overhead applicable to the Building;

(x)    Accounting fees for preparing the Operating Expense Statement and Tax Statement; and

(xi)    Management fees payable to the managing agent equal to up to three (3%) of the Fixed Rent per year.

(c)    Operating Expenses shall not include:

(i)    Rent or other charges payable under any ground or underlying lease;

(ii)    Any expenditures on account of Landlord’s acquisition of air or similar development rights;

(iii)    Costs of repositioning, selling or syndicating Landlord’s interest in the Property;

(iv)    Costs with respect to any financing or refinancing of the Property, including debt service, amortization, points and commissions in connection therewith;

(v)    The cost of making leasehold improvements to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants, and the costs of correcting defects in such work;

(vi)    Services performed for or provided to any tenant to the extent such services are exclusive to such tenant;

(vii)    Advertising and promotional expenditures, contributions or gifts;

(viii)    Brokerage fees or commissions;

(ix)    Legal fees incurred in connection with Landlord’s preparation, negotiation and enforcement of leases with other tenants;

(x)    Salaries, wages, benefits and other compensation for any agents or employees of Landlord above those attributable to the operation, maintenance and management of the Building;

(xi)    Any costs which have been previously included in Operating Expenses or Taxes (whether under the same or a different category);

(xii)    General organizational, administrative and overhead costs relating to maintaining Landlord’s existence as an entity;

(xiii)    Costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(xiv)    Penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(xv)    Reserves;

(xvi)    Travel and entertainment costs; or

(xvii)    Capital expenditures except for Essential Capital Improvements.

(d)    “Operating Year” shall mean each fiscal year (7/1 – 6/30) occurring during the Lease Term.

(e)    “Operating Statement” shall mean a statement in writing signed by Landlord setting forth the Operating Expenses payable by Tenant for a specified Operating Year pursuant to this Section 1.2.

(f)    “Controllable Operating Expenses” shall mean Operating Expenses other than Taxes, insurance premiums, insurance premium deductibles, utilities, snow removal and salting costs, and security costs (if any).

1.3    Taxes.

(a)    “Taxes” shall mean all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building, the Land, and the sidewalks, roadways and parking areas located thereon, or due to the operation thereof, whether or not directly paid by Landlord. Taxes shall not include income taxes, excess profit taxes, franchise taxes, capital stock taxes, gift taxes, estate or inheritance taxes, federal, state or local documentary taxes imposed against the Building or the Land, or any portion thereof or interest therein, or other taxes imposed or measured on or by the income of Landlord from the operation of the Building or the Land; provided, however, that if, due to a future change in the method of taxation or assessment, any income, excess profit, franchise or other tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of) any tax, assessment or charge which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within Taxes as defined herein to the extent of such substitution. If Landlord incurs any expenses (including, but not limited to, reasonable attorneys’ fees) in connection with its efforts to reduce or minimize increases in the Taxes and/or the assessed value of the Building, any and all such expenses shall be added to, and made a part of, the Taxes for the Operating Year to which they relate. Tenant shall pay to the appropriate governmental authority any use and occupancy tax. In the event that Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority. Notwithstanding anything contained herein to the contrary, any and all tax benefits obtained by Tenant pursuant to any tax increment financing or similar agreement shall be realized solely by the Tenant and shall not be included in the definition of Taxes.

(b)    “Tax Year” shall mean Operating Year as defined above.

(c)    “Tax Statement” shall mean a statement in writing signed by Landlord setting forth the Taxes payable by Tenant for a specified Operating Year pursuant to this Section 1.3.

2.    ADDITIONAL RENT FOR OPERATING EXPENSES AND TAXES.

2.1    In addition to Fixed Rent, Tenant shall pay to Landlord for each month of each Operating Year, without demand, deduction or setoff, as Additional Rent, Tenant’s Proportionate Share of Operating Expenses and Taxes, which Landlord estimates for the first Operating Year to be $1.26 per rentable square feet of the Premises for Operating Expenses and $2.90 per rentable square feet of the Premises for Taxes.

2.2    As soon as available in each Operating Year during the Lease Term, but not later than December 1st for each succeeding Operating Year, Landlord shall provide Tenant with a written statement setting forth a projection of Tenant’s Proportionate Share of Operating Expenses and Taxes for such year. Commencing on the first day of the first month following receipt of such statement and continuing until receipt by Tenant of Landlord’s statement of the next projection, Tenant shall pay to Landlord with each monthly installment of Fixed Rent an amount equal to one-twelfth (1/12th) of such projected Tenant’s Proportionate Share of Operating Expenses and Taxes. Concurrently with the first payment required hereinabove, Tenant shall pay to Landlord an amount equal to such projected Tenant’s Proportionate Share of Operating Expenses and Taxes, multiplied by a fraction, the numerator of which is the number of calendar months of the Operating Year in question which have elapsed prior to the due date of such first payment and the denominator of which is twelve (12), less any payments made by Tenant during said period on account of such Operating Expenses and Taxes.

2.3    Landlord shall, within sixty (60) days after the end of each fiscal year, provide Tenant with a statement of the actual Operating Expenses and Taxes for such period. Any underpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were less than actual Operating Expenses and Taxes shall be paid to Landlord within thirty (30) days after Tenant’s receipt of a statement for such deficiency. Any overpayment by Tenant during such Operating Year due to the fact that projected Operating Expenses and Taxes were greater than actual Operating Expenses and Taxes shall be, at Tenant’s option, (i) applied to any other amounts of Rent then due from Tenant to Landlord, (ii) credited to the next payment of Rent coming due from Tenant to Landlord, or (iii) refunded to Tenant if no Rent is then due or coming due. Notwithstanding anything in the Lease to the contrary, Controllable Operating Expenses shall not increase by more than a total of two and one half percent (2.5%) per year on a non-cumulative basis. Notwithstanding anything to the contrary contained in this Section, Landlord’s failure to provide Tenant with a Landlord’s statement of the actual Operating Expenses within twenty-four (24) months after the end of the applicable Operating Year in question shall constitute a waiver of Landlord’s right to collect any additional Operating Expenses actually incurred or accrued for that Operating Year which would have been payable based upon such Landlord’s statement of actual Operating Expenses. In no event shall the foregoing apply to Landlord’s delivery of the statement of the actual Taxes.

3.    PRO-RATIONS. If this Lease shall commence or terminate at any time other than the first day of an Operating Year, Tenant shall be liable only for that portion of the Operating Expenses and Taxes with respect to such Operating Year as represented by a fraction, the numerator of which is the number of days of the Lease Term which fall within the Operating Year and the denominator of which is three hundred sixty-five (365).

4.    AUDIT. Tenant shall have the right to examine, audit and photocopy Landlord’s books and records relating to Tenant’s Proportionate Share of Operating Expenses and Taxes for any Operating Year for a period of six (6) months following the date that Tenant receives the Operating Statement and Tax Statement; provided, however, that (a) Tenant may exercise such right only once per twelve (12) month period; and (b) Tenant signs a confidentiality agreement in form reasonably satisfactory to Landlord in its sole discretion. Tenant shall give Landlord not less than thirty (30) days’ prior written notice of its intention to examine and audit such books and records, and such examination and audit shall take place in the city where the Premises are located. All costs of the examination and audit shall be performed by a certified public accountant and shall be on a non-contingent fee basis and shall be borne by Tenant; provided, however, that if such examination and audit establishes that Tenant’s Proportionate Share of Operating Expenses and Taxes for the year in question are less than the amount set forth on the Operating Statement and Tax Statement by at least three percent (3%), then Landlord shall pay the reasonable costs of such examination and audit. If the payments made by Tenant for such year are more than Tenant’s required payment on account thereof for such Operating Year, Landlord shall promptly refund such overpayment. If the payments made by Tenant for such year are less than Tenant’s required payment on account thereof for such Operating Year, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit as well as Landlord’s actual out-of-pocket costs in connection with such examination and audit. The obligation to make such refund or payment for any period within the Lease Term shall survive expiration of the Lease Term. If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any Operating Year within the time period provided for by this Section 5, Tenant shall have no further right to challenge Landlord’s Operating Statement and Tax Statement.

5.    PERSONAL PROPERTY TAXES. Tenant will be responsible for ad valorem taxes on its Personal Property and on the value of any Alterations to the Premises (and if the taxing authorities do not separately assess Tenant’s Alterations, Landlord may make a reasonable allocation of impositions to such Alterations).

6.    SURVIVAL. If, upon the expiration or earlier termination of this Lease, the amount of any Additional Rent due hereunder has not yet been determined, an appropriate payment from Tenant to Landlord or refund from Landlord to Tenant, shall be made promptly after such determination.

EXHIBIT “D”

FORM OF COMMENCEMENT DATE CERTIFICATE

TO:

RE:	Lease Agreement between U.S. REIF 111 Locke Drive Massachusetts, LLC (“Landlord”) and (“Tenant”) dated , 20 (the “Lease”) for the space known as Suite , containing approximately rentable square feet (the “Premises”), in Building (the “Building”) erected on certain land (the “Land”) located at 140 Locke Drive, Marlborough, MA

Dear [insert Tenant’s name]:

This letter shall constitute the Commencement Date Certificate referenced in Section 2 of the above-referenced lease. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

1.	Possession has been delivered to and accepted by Tenant.

2.	All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been fully performed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid in accordance with the terms of the Lease.

3.	The Lease Commencement Date is [insert date].

4.	The Expiration Date is [insert date].

5.	Payment of Fixed Rent as set forth in Section 3 and Exhibit “B” of the Lease shall commence in full force and effect as of [insert date].

6.	Payment of Additional Rent as set forth in Section 4 and Exhibit “C” of the Lease shall commence in full force and effect as of [insert date].

7.	Tenant has paid pre-paid rent in the amount of $[insert amount], which shall apply to the period of [insert beginning date – insert end date].

8.	Tenant has deposited security in the amount of $[insert amount].

9.	Rent checks should be made payable to Intercontinental Fund III Vanguard Center, LLC and delivered to:

U.S. REIF 111 Locke Drive Massachusetts, LLC

P.O. Box 847902

Boston, MA 02284-7902

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10.	[If applicable:] Because the Lease Commencement Date occurs on a day other than the first day of the calendar month, the monthly installment of Fixed Rent due for [insert month in which the Lease Commencement Date falls, e.g., April 2018] will be prorated pursuant to Section 3 of the Lease. Accordingly, the monthly installment of Fixed Rent due for the [insert number, e.g., 15]-day period beginning on [insert date, e.g., April 16, 2018] and ending on [insert date, e.g., April 30, 2018] is $[insert amount]. Said amount was calculated as follows: [insert formula].

11.	Section 2 of the Lease requires that Tenant execute and return to Landlord a signed counterpart of this original Commencement Date Certificate within ten (10) Business Days of Tenant’s receipt thereof. Accordingly, please sign this original Commencement Date Certificate and return it to Landlord. Tenant’s failure to return said Commencement Date Certificate within the ten (10) Business Day period shall be deemed to be Tenant’s acceptance of this Commencement Date Certificate, including, but not limited to, the Lease Commencement Date and the Expiration Date contained herein.

LANDLORD:	TENANT:

U.S. REIF 111 LOCKE DRIVE MASSACHUSETTS, LLC a Delaware limited liability company	, a

By: U.S. REIF 111 Locke Drive Massachusetts

Manager, LLC	By:
a Delaware limited liability company	Name:
its Manager	Title:

By: U.S. Real Estate Investment Fund REIT, INC. a Delaware corporation its Manager	Executed this day of , 20 .

By:
Name:
Title:

Executed this     day of             , 20    .

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EXHIBIT “E”

BUILDING RULES AND REGULATIONS

The following Building Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain and operate, to the best of Landlord’s ability, clean, orderly and desirable Premises, Building and parking areas for Tenant therein at as economical a cost and in as efficient a manner as reasonably possible to assure for the security and protection of Tenant so far as reasonably possible, and to regulate conduct in and use of said Premises, Building and parking areas in such manner as to minimize interference by others in the proper use of same by Tenant.

1.    Upon termination of this Lease, all keys shall be returned by Tenant to Landlord. No additional locks or similar devices shall be placed by Tenant on any door without the prior written consent of Landlord and without providing keys or access codes, as applicable, to Landlord.

2.    No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in or used in connection with any window or door of the Premises without the prior written consent of Landlord. Tenant shall not remove the standard blinds installed in the Premises.

3.    Tenant will refer all contractors, contractors’ representatives and technicians rendering any service to Tenant to Landlord for Landlord’s approval (not to be unreasonably withheld, conditioned or delayed) and supervision before performance of any contractual service. Such supervisory action by Landlord shall not render Landlord responsible for any work performed for Tenant. This provision shall apply to all work performed in the Building including but not limited to the installation of telephone and computer wiring, cabling and equipment, telegraph equipment, electrical devices, attachments, and installations of any nature affecting any portion of the Building. Tenant shall be solely responsible for complying with all applicable codes and ordinances pursuant to which said work shall be performed.

4.    Tenant shall carry out Tenant’s maintenance, repairs, replacements, alterations, additions and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not unreasonably interfere with the rights of other tenants in the Building.

5.    Tenant is to assume all risk for damage to articles moved in and out of the Building and injury to any persons resulting from such activity, except to the extent caused by Landlord’s or Landlords Parties’ negligence or willful misconduct. If any property or personnel of Landlord is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom, except to the extent caused by Landlord’s or Landlord’s Parties’ negligence or willful misconduct.

6.    Reserved and handicap parking spaces should be honored.

7.    Landlord shall not be responsible for any lost or stolen Personal Property, money or jewelry from the Premises, Building or parking areas, regardless of whether loss occurs when such area is locked against entry or not.

8.    No animals, with the exception of seeing-eye dogs, shall be brought into, kept in or about the Building.

9.    Bicycles and other vehicles are not permitted inside the Building, or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

10.    Employees of Landlord shall not receive or carry messages to or for Tenant, nor shall such employees contract with or render free or paid services to Tenant’s employees, servants, agents or invitees.

11.    Entries, passages, doors, hallways and stairways shall not be blocked or obstructed at any time. No rubbish, litter, trash, or material of any nature shall be placed, emptied, or thrown in these areas. Such areas shall not be used at any time except for ingress or egress to or from the Premises. At no time shall Tenant permit or shall Tenant’s employees loiter in common areas or elsewhere in the Building.

12.    No lighted or fluorescent signs or machinery, including but not limited to soft drink and snack machines, shall be placed anywhere in the Building by any tenant so as to be visible from the exterior of the Building.

13.    Landlord shall have the right to install or provide such security measures as the Landlord shall deem reasonable and prudent. After hours and weekend access to the Building may be obtained only through entrances designated by the Landlord and, if Landlord has provided security services, Tenant, their licensees and invitees shall identify themselves at the guard desk of the Building prior to proceeding into the Building or any Leased Premises therein. Tenant shall comply with all reasonable security measures from time to time established by Landlord for the Building.

14.    Plumbing fixtures and appliances shall be used only for purposes for which constructed. No sweepings, rubbish, rags, coffee grounds, oil, or other unsuitable material shall be thrown or placed therein. Damage, resulting to any such fixtures or appliances or to other tenant’s premises and/or similar, caused by Tenant shall be repaired and replaced at Tenant’s sole cost and expense.

15.    Tenant shall not interfere with or obstruct the right of, or otherwise injure or annoy, other tenants. Tenant will not do anything in conflict with valid and pertinent laws, rules, or regulations of any governmental authority.

16.    All corridor doors, when not in use, shall be kept closed.

17.    Tenant shall be responsible for providing janitorial and cleaning services for the Premises. Windows, doors and fixtures of the Building may be cleaned at any time. To the extent that Tenant does not contract with a third party janitorial provider, Landlord may provide such services for the Premises, as Tenant’s sole cost and expense. In such event, the work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such cleaning work may be done at any time when the offices are vacant.

18.    Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant, which in Landlord’s opinion, may tend to impair the reputation of the Building or its desirability for the offices of Landlord or of other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

19.    At its sole discretion, Landlord may place directories in any reasonable location in the Building.

20.    Neither the Premises nor any portion of the Building shall be used for lodging, sleeping, cooking, or for any illegal purpose.

21.    Canvassing, soliciting, and peddling in the Building is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

22.    At no time shall Tenant permit or shall Tenant’s employees, guests, and invitees smoke in any common area of the Building or Premises.

23.    Landlord shall have the right, exercisable without notice and without liability to Tenant or any other tenant, to change the name and street address of the Building and the project.

24.    Landlord shall have the right, at its sole discretion, to implement a maintenance request program for the Building. Tenant agrees to comply with the policies and procedures of such a program as long as the policies and procedures of such program do not conflict with any other provisions of this Lease.

25.    The Landlord reserves the right to rescind any of these rules and to make such other and further rules and regulations as, in Landlord’s judgment, may from time to time be needed for safety, care, maintenance, operation and cleanliness of the Building and for the preservation of good order therein, which, when so made and notice thereof shall have been given to any Tenant, shall have the same force and effect as if originally made part of the foregoing Lease, and such other and further rules shall not, however, be inconsistent with the proper and rightful enjoyment by the Tenant under the Lease of the Premises; provided, however, that in the event of a conflict between the Lease and these rules, as may be amended, the provisions of the Lease shall control.

EXHIBIT “F”

EXTENSION OPTIONS

Tenant shall have two (2) options (each an “Extension Option” and collectively, the “Extension Options”) to extend this Lease each for a five (5) year term (each an “Extended Term”), upon the same terms and conditions of this Lease, except that Fixed Rent for each Extended Term shall be equal to ninety-five (95%) of the Fair Market Rent (as defined below), and Landlord shall offer customary tenant improvements and other concessions offered in the market at that time. Tenant shall have no further options to extend after the second Extension Option have been exercised or waived. Tenant shall notify Landlord, in writing, of its exercise of the option at least twelve (12) months, but no more than fifteen (15) months, prior to the Expiration Date.

Tenant’s right to exercise the option to extend shall be contingent upon no Event of Default being in existence under the Lease on either the date of exercise of the option, or the commencement date of the Extended Term; provided, that, Landlord, at its option and in its sole discretion, will have the right to waive any condition relating to an Event of Default.

If this Lease is extended, all references to “Term” herein shall refer to the Term as extended unless specifically designated otherwise.

Fair Market Rent shall be determined in accordance with the procedure set forth hereinafter.

The parties shall have thirty (30) days after Landlord receives Tenant’s extension option notice in accordance herewith in which to agree on the Fair Market Rent for the Extended Term. If the parties agree on the Fair Market Rent during such (30) day period, Landlord and Tenant shall execute an amendment to this Lease setting forth the Fair Market Rent for the extended Term.

If the parties are unable to agree on the Fair Market Rent within the thirty (30) day period, then, within ten (10) days after the expiration of that period, each party, at its cost and by giving notice to the other party, shall appoint a qualified real estate appraiser or broker with at least ten years full time commercial appraisal experience in the Marlborough, Massachusetts area to appraise and set the Fair Market Rent for the Premises. If a party does not appoint such an appraiser or broker, the single appraiser or broker appointed shall be the sole appraiser or broker and shall set the Fair Market Rent for the Premises. The two appraisers or brokers appointed by the parties as stated in this paragraph shall meet promptly and attempt to establish the Fair Market Rent for the Premises. If they are unable to agree within thirty (30) days after the second appraiser or broker has been appointed, they shall attempt to select a third appraiser or broker meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraiser or brokers are given to set the Fair Market Rent. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser or broker and of paying the third appraiser or broker’s fee. The third appraiser or broker, however selected, shall be a person who has not previously acted in any capacity for either party.

F-1

Within thirty (30) days after the selection of the third appraiser or broker, a majority of the appraisers or brokers shall set the Fair Market Rent for the Premises. If a majority of the appraisers or brokers are unable to set the Fair Market Rent within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Fair Market Rent for the Premises.

If, however, the low appraisal and/or high appraisal are more than ten percent (10%) lower and/or higher than the middle appraisal, the low appraisal and/or high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the Fair Market Rent for the Premises. If both the low appraisal and the high appraisal are disregarded the middle appraisal shall be the Fair Market Rent of the Premises.

F-2

EXHIBIT “G”

RIGHT OF FIRST OFFER

Subject to the existing rights of the existing tenant Astellas and provided that (1) Tenant is not in Default under the terms of this Lease beyond any applicable notice and cure periods (provided, that, Landlord, at its option and in its sole discretion, will have the right to waive any condition relating to an Event of Default); (2) Tenant is in occupancy of at least fifty percent (50%) of the Premises; and (3) Tenant has not subleased or assigned any portion of the Premises, except in the case of a Related Assignment, then if Landlord shall be in a position to issue a proposal (the “Proposal”) to lease all or any portion of the space remaining in the Building (the “ROFO Premises”), to a third party, Landlord hereby agrees to first notify Tenant in writing (the “Notice”) of the availability of the ROFO Premises and shall set forth the following terms: (i) the location and rentable square footage of the ROFO Premises; (ii) the term (including the commencement date) with respect to the ROFO Premises, which shall be coterminous with the Lease Term, as such may be extended; (iii) the rental rate, which shall be the same as provided for in this Lease; (iv) the prorated amount of the tenant improvement allowance; and (v) all other material terms and conditions upon which Landlord would be willing to lease the ROFO Premises to Tenant. Tenant shall have a period of ten (10) business days after receipt of such Notice within which to advise Landlord by written notice to Landlord that Tenant desires to lease said ROFO Premises, time being of the essence. In the event Tenant exercises its rights to lease such ROFO Premises, Landlord and Tenant shall enter into an amendment to this Lease evidencing the same. Tenant’s rights hereunder shall be ongoing during the Lease Term, as such may be extended.

Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Exhibit “G”, and any such purported transfer or attempt to transfer shall be null and void and without force or effect, shall terminate Tenant’s rights under this Exhibit “G”.

G-1

EXHIBIT “H”

INTENTIONALLY DELETED

H-1

EXHIBIT “I”

WORK LETTER

This Exhibit is a “Work Letter” to the foregoing document captioned “Lease Agreement” dated as of February 6, 2018 (referred to herein for convenience as the “Lease”) between U.S. REIF 111 LOCKE DRIVE MASSACHUSETTS, LLC, a Delaware limited liability company (“Landlord”), REPLIGEN CORPORATION , a Delaware corporation (“Tenant”).

I.    Tenant’s Work. Under the Lease to which this Exhibit is attached, except as otherwise set forth herein, Tenant has agreed to accept the Premises “as is,” without any obligation for the performance of improvements or other work by Landlord, and Tenant desires to perform certain improvements thereto (the “Tenant’s Work”, as further described below). Such Tenant’s Work shall be planned and performed strictly in accordance with the provisions of this Exhibit and applicable provisions of the Lease. Tenant shall take all actions necessary to cause Tenant’s Planners to prepare the Approved Plans, and to cause Tenant’s Contractors to obtain permits or other approvals, diligently prosecute the Tenant’s Work to completion, and obtain any inspections and occupancy certificates for Tenant’s occupancy of the Premises by the Lease Commencement Date. Any delays in the foregoing shall not serve to abate or extend the time for the commencement of rent under the Lease, and then only to the extent of one (1) day for each day of “Landlord Delay” (as defined below), provided substantial completion of the Tenant’s Work and Tenant’s ability to reasonably use the Premises by the Lease Commencement Date (or by such later date when Tenant would otherwise have substantially completed the Tenant’s Work) is actually delayed thereby. Landlord agrees to cooperate with Tenant (including signing all reasonably necessary applications and other documents, at no cost or expense to Landlord) in assisting Tenant to complete the Tenant’s Work as soon as possible in accordance with the terms of this Work Letter. Tenant shall notify Landlord upon completion of the Tenant’s Work (and record any notice of completion contemplated by law).

As used herein, a “Landlord Delay” shall mean and refer to an actual period of delay in substantial completion of the Tenant’s Work in the Premises caused by any of the following:

(i)    Landlord’s failure to give approvals or disapprovals of any of the Plans or changes to the Plans within the applicable time periods specified in this Work Letter; or

(ii)    Landlord’s failure to timely approve Tenant’s Planners or Contractor or both; or

(iii)    Landlord’s failure to provide Tenant or Tenant’s Contractors reasonable access to the Premises in accordance with (and subject to) the provisions of this Work Letter, for the performance of the Tenant’s Work by Tenant or Tenant’s Contractors; or

(iv)    Any other act or failure to act of Landlord which directly interferes with and actually delays substantial completion of the Tenant’s Work (but subject to the other provisions of this Work Letter to the contrary).

Notwithstanding the foregoing, no Landlord Delay shall be deemed to have occurred unless and until Tenant provides written notice to Landlord advising Landlord that such delay has occurred and specifying in reasonable detail the action or inaction on the part of Landlord which is the basis for such notice. If such action or inaction is not cured by Landlord within two (2) business days after receipt of such notice (“Count Day”), then the Landlord Delay as set forth in such notice shall be deemed to have occurred commencing as of the Count Day and continuing for the number of days the action or inaction of Landlord as set forth by Tenant in such notice remains uncured.

II.    Planning. The term “Plans” herein shall refer to the “Space Plan” and “Construction Drawings” collectively (as such terms are further defined in Section IX). The term “Approved Plans” shall refer to the Plans as approved by Landlord in writing in accordance with this Section.

a.    Tenant’s Space Planner, Architect and Engineer. Tenant shall engage an interior office space planner (“Space Planner”) and a licensed architect (“Architect”, who may be the same as the Space Planner), each subject to Landlord’s prior written approval. Tenant shall also engage such licensed engineering firms (“Engineers”) as may be required or appropriate in connection with preparing the Plans (e.g. mechanical, electrical, plumbing, structural, HVAC or other), all of whom shall be reasonably approved by Landlord in writing. The term “Tenant’s Planners” herein shall refer collectively or individually, as the context requires, to the Space Planner, Architect or Engineers, as appropriate, engaged by Tenant, reasonably approved by Landlord in writing in accordance with this Exhibit. Tenant has sole responsibility to provide all information concerning its space requirements to Tenant’s Planners, to cause Tenant’s Planners to prepare the Plans, and to obtain Landlord’s final approval thereof (including all revisions). Tenant and Tenant’s Planners may review such existing drawings as Landlord may provide relating to the Premises or Building, but shall not rely thereon (and shall perform independent verifications of all field conditions, dimensions and other such matters), and Landlord shall have no liability for any errors, omissions or other deficiencies therein.

b.    Space Plan.

i.    Tenant shall promptly hereafter cause the Space Planner to submit three (3) sets of a “Space Plan” (as defined in Section IX) to Landlord for approval.

ii.    Landlord shall, within five (5) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant in writing of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, or provide a response to the Landlord justifying the basis for its Design or the contents of the Reports and seeking reconsideration of Landlord’s disapproval, and shall submit three (3) sets of the revised Space Plan to Landlord within five (5) days after receipt of Landlord’s initial disapproval; Landlord shall approve or disapprove of same in writing to Tenant within three (3) working days after Landlord’s receipt thereof.

iii.    The parties shall continue such process in the same time frames until Landlord grants approval.

c.    Construction Drawings and Engineering Report.

i.    No later than thirty (30) working days after receipt of Landlord’s approval of the Space Plan (or such longer time as may be reasonably required in order to obtain any additional architectural, engineering or HVAC report or due to other special or unusual features of the Tenant’s Work or Plans), Tenant shall cause the Architect to submit to Landlord for approval three (3) sets of “Construction Drawings” (as defined in Section IX), and, if appropriate, cause the Engineers to submit for Landlord’s approval a report (the “Engineering Report”) from Tenant’s mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant, including calculations.

ii.    Landlord shall, within ten (10) days after receipt thereof (or such longer time as may be reasonably required in order to obtain any additional architectural, engineering or HVAC report or due to other special or unusual features of the Tenant’s Work or Plans), either approve the Construction Drawings and Engineering Report, or disapprove the same advising Tenant in writing of the reasons for disapproval; provided, however, in the event the Construction Drawings do not materially deviate from the Space Plans, Landlord’s consent shall not be unreasonably withheld, conditioned or delayed. If Landlord disapproves of the Construction Drawings or Engineering Report, Tenant shall modify and submit three (3) sets of revised Construction Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, or provide a response to the Landlord justifying the basis for its design or the contents of the Reports and seeking reconsideration of Landlord’s disapproval, within five (5) days after receipt of Landlord’s initial disapproval.

iii.    The parties shall continue such process in the same time frames until Landlord grants approval.

d.    Landlord’s Approval. Landlord shall not unreasonably withhold approval of any Space Plans, Construction Drawings, or Engineering Report submitted hereunder, if they provide for customary office, research and development, warehouse, light manufacturing and/or laboratory layouts, with finishes and materials generally conforming to building standard finishes and materials currently being used by Landlord at the Building, are compatible with the Building’s shell and core construction, and if no modifications (other than tie-ins) will be required for the Building electrical, heating, air conditioning, ventilation, plumbing, fire protection, life safety, or other Building safety systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise, and will not create any potentially dangerous conditions, potentially violate any codes or other governmental requirements, potentially materially interfere with any other occupant’s use of its premises, or potentially materially increase the cost of operating the Complex. Construction Drawings approved by Landlord in writing (including approved revisions) are referred to herein as the “Approved Plans.”

e.    Governmental Approval of Plans; Building Permits. Tenant shall cause Tenant’s Contractors (as defined in Section III.a.) to apply for any building permits, inspections and occupancy certificates required for or in connection with the Tenant’s Work. If the Plans must be revised in order to obtain such building permits, Tenant shall promptly notify Landlord, promptly arrange for the Plans to be revised to satisfy the building permit requirements, and shall submit the revised Plans to Landlord for approval as a Change Order under Section II.f. Landlord shall approve or disapprove such revised Plans within three (3) working days after receipt, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action, provided that Landlord shall reasonably cooperate with Tenant (but at no additional cost or expense to Landlord) to the extent the same are required in connection with the Tenant’s Work. If any such other matters are required, Tenant shall promptly seek to satisfy such requirements (if Landlord first approves in writing), or shall revise the Plans to eliminate such requirements and submit such revised Plans to Landlord for approval in the manner described above. Delays in substantially completing the Tenant’s Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits or actions shall not affect the Commencement Date and commencement of Rent, unless resulting from a Landlord Delay.

f.    Changes After Plans Are Approved. If Tenant shall desire, or any governmental body shall require, any material changes, alterations, or additions to the Approved Plans other than for minor changes of the type that may be approved through the authority of an architect under AIA Document A201-2007 General Conditions of the Contract for Construction or adjustments to deal with field conditions which the

Tenant’s contractor is authorized to make without prior approval, Tenant shall submit a detailed written request or revised Plans (the “Change Order”) to Landlord for approval which approval shall not be unreasonably withheld. Landlord shall approve or disapprove such Change Order within three (3) working days after receipt. All costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be included in the Cost of the Tenant’s Work under Section IV. No delays resulting from any Change Orders or requests therefor shall delay the Commencement Date or Commencement of Rent. In the event that the Premises are not constructed in accordance with the Approved Plans, Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all material respects therewith; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

III.    Contractors, Bids and Contracts.

a.    Contractors. Tenant shall engage to perform the Tenant’s Work such contractors, subcontractors and suppliers (“Tenant’s Contractors”) as Landlord shall reasonably approve, provided such contractors, sub-contractors and suppliers are licensed, bonded, reputable and qualified parties capable of performing quality workmanship who have good labor relations and will be able to work in harmony with each other and those of Landlord and other occupants of the Building so as to ensure proper maintenance of good labor relationships, and in compliance with all applicable labor agreements existing between trade unions and the relevant chapter of the Association of General Contractors of America (“AGCA”).

b.    Contracts and Guaranties. All contracts entered into by Tenant for the Tenant’s Work shall contain insurance, indemnity and other provisions consistent herewith. All contracts involving progress payments shall include appropriate retention provisions, liquidated damages for delays (if desired by Tenant), and payment application requirements consistent with this Exhibit. Each Tenant Contractor shall guarantee that the portion of the Tenant’s Work for which he is responsible shall be free from any defects or deficiencies in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such party shall be responsible for the replacement or repair, without additional charge, of all such defects or deficiencies in accordance with its contract within one (1) year after completion of such work or the correction thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant’s Work, and/or the Building and/or common areas, or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant’s Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to the extent assignable at no cost to Tenant to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all warranties and guarantees shall be provided to Landlord promptly following completion of the Tenant’s Work.

IV.    Cost of the Tenant’s Work and Allowance.

a.    Cost of the Tenant’s Work. Except for the Allowance to be provided by Landlord hereunder, Tenant shall pay all costs (the “Costs of the Tenant’s Work”) associated with the Tenant’s Work whatsoever, including without limitation, all costs for or related to: (1) the so-called “hard costs” of the Tenant’s Work, including, without limitation, costs of labor, hardware, equipment and materials, contractors’ charges for overhead and fees, and so-called “general conditions” (including rubbish removal, utilities, hoisting, building permits, occupancy certificates, inspection fees, utility connections, insurance, sales taxes, and the like), (2) the so-called “soft costs” of the Plans, including, without limitation, all revisions thereto, and engineering reports, or other studies, reports or tests, air balancing or related work in connection therewith. “Tenant’s Work” herein means: (i) the improvements and items of work shown on the final Approved Plans (including Change Orders), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Tenant’s Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the Tenant’s Work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such Tenant’s Work).

b.    Allowances.

i.    Improvement Allowance. Landlord shall provide an improvement allowance (the “Improvement Allowance”) of $2,231,635.00 (calculated at $35.00 per rentable square foot of the Premises based on (63,761 RSF) to be applied toward the hard costs of Tenant’s Work. The Improvement Allowance is applicable only in connection with the foregoing costs and shall not be available for any improvements or alterations made subsequent to substantial completion of the Tenant’s Work. Except as set forth otherwise herein, the Improvement Allowance shall not be used for any other purpose, such as, but not limited to, trade fixtures, or personal property.

ii.    Space Planning Allowance. In addition to the Improvement Allowance, Landlord shall provide an allowance in the amount of $6,376.10 (calculated at $.10 per rentable square foot of the Premises) to be applied toward the cost of the Space Plan (the “Space Plan Allowance”).

iii.    Bathroom Allowance. In addition to the Improvement Allowance and the Space Plan Allowance, Landlord shall provide Tenant with an allowance in the amount of $31,880.50 (calculated at $0.50 per rentable square foot of the Premises) (the “Bathroom Allowance”) to be applied toward the hard costs of the Bathroom Improvements (as defined in Section XIII herein).

iv.    Existing Lease Obligations. Notwithstanding the foregoing, Tenant apply up to $127,522.00 (calculated at $2.00 per rentable square foot of the Premises) from the Improvement Allowance toward their existing rental obligations pursuant to that certain lease for space located at TangenX, 910 Boston Turnpike Road, Shrewsbury, Massachusetts 01545 (the “Existing Lease Obligations”). In connection therewith, Tenant shall provide written notice of its election to apply such portion of the Improvement Allowance toward the Existing Lease Obligations, such notice to provide the amount Tenant elects to apply and be accompanied by reasonable evidence of such Existing Lease Obligations.

c.    Funding and Disbursement. Landlord shall fund the Improvement Allowance and the Bathroom Allowance in monthly progress payment installments, based on the submission of the items hereinafter referenced. Each funding request shall be accompanied by appropriate invoices, architect’s certificates, a Tenant’s affidavit, partial or complete lien waivers (as appropriate) and affidavits of payment by all Tenant’s Contractors, and such other evidence as Landlord may reasonably require that the cost of the Tenant’s Work and/or the Bathroom Improvements, as applicable, have been paid and that no architect’s, mechanic’s, materialmen’s or other such liens have been or may be filed against the Building or the Premises arising out of the design or performance of such Tenant’s Work and/or Bathroom Improvements, as applicable. In addition, the final funding request shall be accompanied by a copy of the “as built” Plans. Landlord may issue checks to fund the Improvement Allowance and/or the Bathroom Allowance jointly or separately to Tenant, its general contractor, and any other of Tenant’s Contractors at Tenant’s request. The Improvement Allowance and the Bathroom Allowance must be used and requested from Landlord within the initial twelve (12) months following the Effective Date of this Lease, otherwise, the Improvement Allowance and Bathroom Allowance shall remain the property of Landlord and Tenant shall have no further rights to such Improvement Allowance and/or Bathroom Allowance. In the event that the costs of Tenant’s Work and/or the Bathroom Improvements exceed the applicable allowance, Tenant shall be responsible for such additional costs without the right of reimbursement from Landlord. Landlord shall disburse the Space Plan Allowance to Tenant on a periodic basis (but no more than once per month) and within fifteen (15) days after Landlord’s receipt from Tenant of invoices marked paid for such costs. Further, Landlord shall disburse the applicable portion of the Improvement Allowance allocated by Tenant to be applied to the Existing Lease Obligations within fifteen (15) days after Landlord’s receipt of the reference written notice from Tenant. Notwithstanding anything herein to the contrary, in no event shall any portion of the Improvement Allowance be applied to Fixed Rent or any other sums due to Landlord under the terms and conditions of the Lease.

V.    Performance of the Tenant’s Work.

a.    Conditions to Performing Tenant’s Work. Before commencing any Tenant’s Work, Tenant shall:

i.    Obtain Landlord’s written approval of Tenant’s Planners and the Plans, as described in Section II.

ii.    Obtain, provide copies and post all necessary governmental approvals and permits as described in Section II.e.

iii.    Obtain Landlord’s written approval of Tenant’s Contractors, to the extent required in Section III.

iv.    Provide evidence of insurance to Landlord as described in Section VI.

b.    Compliance and Standards. Tenant shall cause the Tenant’s Work to comply in all respects with the following: (a) the Approved Plans, (b) the Building Code of the City and State in which the Building is located and Federal, State, County, City or other laws, codes, ordinances, rules, regulations and guidance, including the Disabilities Acts as described in Section XI, below, as each may apply according to the rulings of the controlling public official, agent or other such person, (c) applicable standards of the National Board of Fire Underwriters (or successor organization) and National Electrical Code, (d) applicable manufacturer’s specifications, (e) any work rules and regulations as Landlord or its agent may have adopted for the Building, and the Rules attached as Exhibit E to this Lease. Tenant shall use only new, first class materials in the Tenant’s Work, except where explicitly shown in the Approved Plans. The Tenant’s Work shall be performed in a thoroughly safe, first class and workmanlike manner, and shall be in good and usable condition at the date of completion.

c.    Labor Harmony. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Building. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Premises or Building, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled. All Tenant’s Work shall be performed in such a manner as to maintain harmonious labor relations and Tenant shall insure that Tenant’s Contractors shall take reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including, without limitation, disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors. Tenant shall be responsible to resolve any such disputes and insure that any such disruptions do not interfere with the Landlord’s operation of the Building and/or the Park or the quiet enjoyment of any other tenants in the Building and/or the Park.

d.    Complex Operations, Dirt, Debris and Noise. Tenant and Tenant’s Contractors shall make all efforts and take all steps reasonably appropriate to assure that all construction activities do not unreasonably interfere with the operation of the Building or with other occupants of the Building. The Tenant’s Work shall be coordinated under Landlord’s direction with the work being done or to be performed, and other activities, for or by other occupants in the Building so that the Tenant’s Work will not unreasonably interfere with or delay the completion of any other construction work or other activity in the Building. Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. Tenant’s contractors shall comply with any work rules of the Building and Landlord’s requirements respecting the hours of availability of elevators and manner of handling materials, equipment and debris. Demolition must be performed after 6:00 p.m. and on weekends, or as otherwise required by Landlord or the work rules for the Building. Construction which creates noise, odors or other matters that may bother other occupants may be rescheduled by Landlord at Landlord’s reasonable discretion. Delivery of materials, equipment and removal of debris must be arranged to avoid any inconvenience or annoyance to other occupants. The Tenant’s Work and all cleaning in the Premises must be controlled to minimize dirt, dust or other matter from infiltrating into adjacent occupant, common or mechanical areas. Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, dirt, odors, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant’s Work and to properly police the same. If and as required by Landlord and to the extent reasonably possible, the Premises shall be sealed off from the balance of the space on the floor(s) containing the Premises (and from other areas of the Building) so as to prevent the disbursement or infiltration of dust, dirt, odors, debris and noise.

e.    Removal of Debris. The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the Tenant’s Work, and shall not place debris in the Building’s waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes. Upon completion of Tenant’s Work, Tenant’s Contractors shall remove all surplus materials, debris and rubbish of whatever kind remaining within the Building which has been brought in or created by the contractors and subcontractors in the performance of Tenant’s Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within 48 hours after notice to Tenant from Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient, and charge the cost thereof to Tenant as Additional Rent under the Lease.

f.    Utilities and Services. Notwithstanding anything in the Lease to the contrary, Tenant shall not be responsible for utility costs or charges for any service (including electricity, HVAC, security and the like) to the Premises or for the Tenant’s Work during the period that Tenant performs the Tenant’s Work.

g.    Landlord Rights. Tenant shall permit access to the Premises, and inspection of the Tenant’s Work, by Landlord and Landlord’s architects, engineers, contractors and other representatives (“Landlord’s Representatives”), at all times during the period in which the Tenant’s Work is being planned, constructed and installed and following completion of the Tenant’s Work so long as Landlord and Landlord’s Representatives do not unreasonably interfere with the completion of the Tenant’s Work. Landlord shall have the right, but not the obligation, to order any employees of Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing Tenant’s Work to cease the Tenant’s Work.

h.    General Requirements. Tenant shall impose on and enforce all applicable terms of this Exhibit against Tenant’s Planners and Tenant’s Contractors. Landlord shall have the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the walls and in the ceilings of the Premises, to repair, alter, replace or remove the same, and to require Tenant to install and maintain proper access panels thereto. If an expansion joint occurs within the Premises, Tenant shall install finish floor covering to or covering such joint in a workmanlike manner, and Landlord shall not accept responsibility for any finish floor covering applied to or installed over the expansion joint. Landlord may impose reasonable additional requirements from time to time in order to ensure that the Tenant’s Work, and the construction thereof does not disturb or interfere with any other occupants of the Building, or their visitors, contractors or agents, nor interfere with the efficient, safe and secure operation of the Building. Tenant shall provide Landlord with “as built” drawings no later than thirty (30) days after completion of the Tenant’s Work.

VI.    Insurance. In addition to any insurance which may be required under the Lease, Tenant’s Contractors shall secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and the following minimum limits of liability:

a.    Worker’s compensation and employer’s liability insurance with limits of not less than $2,000,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and, in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.

b.    Comprehensive General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof, with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $3,000,000.00. Such insurance shall contain an endorsement covering Tenant’s and Tenant’s Contractors’ indemnity obligations under the contracts and the Lease. Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them.

c.    Comprehensive Automobile Liability Insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired, or non owned in an amount not less than $500,000.00 for each person in one accident, and $1,000,000.00 for injuries sustained by two or more persons in any one accident and property damage liability in an amount not less than $1,000,000.00 for each accident. Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors, or by anyone directly or indirectly employed by any of them.

d.    Builder’s Risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall name as “loss payee” Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein), as their interests may appear, in the Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all risk” insurance for physical loss or damage including, without duplication of coverage, theft vandalism and malicious mischief. If portions of the Tenant’s Work stored off the site of the Property or in transit to said site are not covered under said Builder’s Risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant’s Work.

e.    All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties, Landlord, the property management company for the Complex, the parties listed on, or required by, the Lease, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workmen’s compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross liability and severability of interest clause. All insurance carriers hereunder shall be rated at least A and X in Best’s Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor’s equipment is moved onto the Complex. In the event that during the course of Tenant’s Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant’s cost.

VII.    Asbestos. [If the Complex was constructed at a time when asbestos was commonly used in construction, Tenant acknowledges that asbestos containing materials (“ACM”) may be present at the Complex, and that airborne asbestos fibers may involve a potential health hazard unless proper procedures are followed. In such case, before commencing the Tenant’s Work, Tenant and its contractor shall consult with Landlord and Landlord’s asbestos consultant concerning appropriate procedures to be followed. During performance of the Tenant’s Work, Tenant shall require that its contractor comply with all laws, rules, regulations and other governmental requirements, as well as all directives of Landlord’s asbestos consultant, respecting ACM. Landlord and Landlord’s asbestos consultant shall have the right to supervise and direct any asbestos related aspects of the Tenant’s Work (but such appointment shall not relieve Tenant from its obligations hereunder, nor impose any affirmative requirement on Landlord to provide such supervision or direction). To the extent any airborne ACM is discovered in the Premises during the course of performance of the Tenant’s Work, and such ACM is required to be removed or contained pursuant to applicable law, Landlord shall be responsible for such removal or containment at Landlord’s sole cost and expense.

VIII.    Certain Definitions.

a.    Space Plan. “Space Plan” herein means a floor plan, drawn to scale, showing (i) demising walls, interior walls and other partitions, including type of wall or partition and height, (ii) doors and other openings in such walls or partitions, including type of door and hardware, (iii) any floor or ceiling openings, and any variations to building standard floor or ceiling heights, (iv) electrical outlets, and any restrooms, kitchens, computer rooms, file cabinets, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special electrical, HVAC, plumbing or other facilities or equipment, including all special loading, (v) communications system, including location and dimensions of equipment rooms, and telephone and computer outlet locations, (vi) special cabinet work or other millwork items, (vii) any space planning considerations under the Disabilities Acts, (viii) finish selections (i.e. color selection of painted areas, and selection of floor and any special wall coverings from Landlord’s available building standard selections (which selections Tenant may defer and include with the Construction Drawings), and (ix) any other details or features requested by Architect, Engineer or Landlord in order for the Space Plan to serve as a basis for preparing the Construction Drawings.

b.    Construction Drawings. “Construction Drawings” herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, structural, air conditioning, ventilation and heating), and shall include any applicable items described above for the Space Plan, and to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air conditioning, ventilation, electrical, plumbing, structural, fire protection, life fire safety system, or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all requirements under the Disabilities Acts and other governmental requirements, and (xv) final finish selections, and any other details or features requested by Architect, Engineer or Landlord in order for the Construction Drawings to serve as a basis for contracting the Tenant’s Work.

IX.    Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant’s fixtures, furnishings, equipment and personal property located in the Premises and the Tenant’s Work to the Premises under this Exhibit. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

X.    Disabilities Acts. Tenant shall be responsible for matters under any laws or governmental regulations, rules or guidance materials pertaining to persons with disabilities (referred to herein as the “Disabilities Acts”) relating to the Premises or Tenant’s Work hereunder (including washrooms on full floors) and not relating generally to the Building or Complex. Without limiting the generality of the forgoing, Tenant shall: (a) provide complete and accurate information such that the Plans will comply with the Disabilities Acts, and update such information as needed, and (b) be responsible for any changes to the Tenant’s Work or Premises resulting from changes in Tenant’s employees, business operations or the Disabilities Acts. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant’s indemnity and related obligations under the Lease shall apply to violations of this provision. Notwithstanding the foregoing, Landlord shall be responsible to cause the Premises to be compliant with the Disabilities Acts upon delivery of possession of the Premises to Tenant, provided, however, in the event that Tenant’s Work triggers a requirement to perform an alteration to the Premises to comply with the Disabilities Acts, Tenant shall be responsible for such alteration.

XI.    Miscellaneous.

a.    Interpretation. If this Work Letter is attached as an Exhibit to an amendment to an existing lease (“Original Lease”), whether such amendment adds space, relocates the Premises or makes any other modifications, the term “Lease” herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the “Premises” and “Commencement Date” herein shall refer, respectively, to such additional or relocated space and the effective date for delivery thereof under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

b.    Application. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease, whether by any options or rights under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

c.    Lease Provisions and Modification. This Exhibit is intended to supplement and be subject to the provisions of the Lease, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties.

d.    Limitation of Landlord’s Liability. Landlord’s approval of Tenant’s Plans and contracts, and Landlord’s designations, lists, recommendations or approvals concerning Tenant’s Planners and Contractors shall not be deemed a warranty as to the quality or adequacy thereof or of the Plans or the Tenant’s Work, or the design thereof, or of its compliance with laws, codes and other legal requirements.

e.    No Third-Party Beneficiaries. The Lease and this Exhibit are not intended to create any third-party beneficiaries. Without limiting the generality of the foregoing, no Tenant Contractors or Tenant Planners shall have any legal or beneficial interest in the Allowance.

XII.    Landlord’s Work. Landlord, at its sole cost and expense, hereby agrees to perform the following in a good and workmanlike manner and in compliance with laws (collectively, “Landlord’s Work”):

i.	Replace the existing hot water boilers with new boiler(s) to produce the same capacity as such existing boilers; and

ii.	The replacement of the HVAC Units in the event the repair costs exceed $6,000 per unit within one (1) year following the Lease Commencement Date, so long as such repairs are not resulting from Tenant’s failure to maintain such HVAC Units.

XIII.    Bathroom Improvements. In addition to Tenant’s Work, Tenant desires to make certain improvements to the existing rear common area bathrooms (“Bathroom Improvements”). All work performed by Tenant relative to the Bathroom Improvements shall be performed in accordance with the terms and conditions of this Exhibit “I”, including, without limitation, Landlord’s approval thereof. Landlord and Tenant shall mutually agree on the finishes and scope of work to be performed in connection with the Bathroom Improvements, provided, however, Landlord shall have the right to select such finishes and scope of work to the extent the parties fail to mutually agree upon such. Notwithstanding anything herein to the contrary, the parties acknowledge that Landlord shall be responsible to deliver the Premises in compliance with all applicable laws, provided, however, Tenant acknowledges and agrees that it shall be solely liable for any costs associated with and/or additional work required to be in compliance with any applicable law, including without limitation, the ADA, due to the Bathroom Improvements.